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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-160425

Prospectus Supplement
(To Prospectus Dated July 2, 2009)

10,000,000 Shares

Class A Common Stock

        We are selling 10,000,000 shares of our Class A common stock in this offering. This is the second public offering of our Class A common stock as a security traded separately from our Enhanced Income Securities (EISs)™. The underwriters have an option to purchase a maximum of 1,500,000 additional shares of Class A common stock.

        Shares of our separately traded Class A common stock are listed for trading on the New York Stock Exchange under the symbol "BGS." Our EISs are separately listed for trading on the New York Stock Exchange under the trading symbol "BGF." Each EIS represents one share of our Class A common stock and $7.15 principal amount of our 12.0% senior subordinated notes due 2016. Holders of our EISs have the right to separate the EISs into the shares of Class A common stock and senior subordinated notes represented thereby at any time. As of September 8, 2009, there are 35,867,292 shares of our Class A common stock outstanding, of which 17,668,234 are held separately and 18,199,058 are held as part of EISs.

        On September 14, 2009, the closing price of our Class A common stock on the New York Stock Exchange was $8.49 per share.

        Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page S-12 of this prospectus supplement. We urge you to carefully read the "Risk Factors" section before you make your investment decision.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to B&G Foods (Before Expenses)
Per Share	$8.00	$0.44	$7.56
Total	$80,000,000	$4,400,000	$75,600,000

        Delivery of the shares of Class A common stock will be made on or about September 18, 2009.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is accurate or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunning Managers
Credit Suisse	Barclays Capital	BofA Merrill Lynch

Co-Managers
Goldman, Sachs & Co.	RBC Capital Markets
The date of this prospectus supplement is September 14, 2009

PROSPECTUS SUPPLEMENT

PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes, adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement controls.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us, or on any information to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these shares of Class A common stock in any circumstances under which the offer or sale is unlawful. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus supplement or of any such shares of our Class A common stock. Our financial condition, results of operations and business prospects may have changed since those dates.

S-i

        The terms "B&G Foods," "our," "we" and "us," as used in this prospectus supplement, refer to B&G Foods, Inc. and its wholly-owned subsidiaries, except where it is clear that the term refers only to the parent company.

        Throughout this prospectus supplement, we refer to our fiscal years ended January 1, 2005, December 31, 2005, December 30, 2006, December 29, 2007 and January 3, 2009 and our fiscal year ending January 2, 2010 as "fiscal 2004," "fiscal 2005," "fiscal 2006," "fiscal 2007," "fiscal 2008" and "fiscal 2009," respectively, and we refer to our twenty-six week periods ended June 28, 2008 and July 4, 2009 as "first two quarters of 2008" and "first two quarters of 2009," respectively.

TRADEMARKS

        AC'CENT®, B&G®, B&M®, B&G SANDWICH TOPPERS®, BRER RABBIT®, CREAM OF RICE®, CREAM OF WHEAT®, COZY COTTAGE®, GRANDMA'S®, JOAN OF ARC®, LAS PALMAS®, MAPLE GROVE FARMS OF VERMONT®, ORTEGA®, POLANER®, POLANER ALL FRUIT®, REGINA®, SA-SÓN AC'CENT®, TRAPPEY'S®, UNDERWOOD®, VERMONT MAID®, and WRIGHT'S® are registered trademarks of our company or one of our subsidiaries, and BLOCH & GUGGENHEIMER™, RED DEVIL™ and SA-SÓN™ are trademarks of our company or one of our subsidiaries.

        EMERIL'S® is a registered trademark of MSLO Emeril Acquisition Sub LLC (MEAS).

        Enhanced Income Securities (EISs)™ is a trademark owned by Royal Bank of Canada.

        SpongeBob SquarePants™ is a trademark of Viacom International, Inc.

        All other trademarks used in this prospectus supplement are trademarks or registered trademarks of their respective owners.

S-ii

SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus supplement and should be read together with the more detailed information and financial data and statements contained elsewhere in or incorporated by reference into this prospectus supplement.

 Our Company

Overview

        We manufacture, sell and distribute a diverse portfolio of high quality, shelf-stable food products. Many of our branded food products hold either the number one or number two market position in their relevant markets. Our business is characterized by a stable and growing revenue base from our existing product portfolio and is augmented by acquisitions of highly attractive, shelf-stable brands. On a consolidated basis, our operating income margin is among the highest in the packaged food industry. Additionally, we generate strong cash flows as a result of our attractive margins, efficient working capital management, modest capital expenditure requirements and tax efficiencies achieved through our acquisitions. We believe that these characteristics enable our company to be a leader in successfully achieving sales growth for shelf-stable branded food products and executing an aggressive, disciplined acquisition strategy.

        B&G Foods, including our subsidiaries and predecessors, has more than 115 years of experience in the marketplace. We have a well-established sales, marketing and distribution infrastructure that enables us to sell our products in all major U.S. food distribution channels. These channels include supermarkets, mass merchants, wholesalers, food service accounts, warehouse clubs, specialty food distributors, military commissaries and non-food outlets such as drug store chains and dollar stores. We have developed and leveraged this infrastructure through our acquisition of 18 high quality food brands since 1996. Our history includes a number of acquisitions of non-core brands from large, global packaged food companies, such as the B&M, Underwood, Ac'cent, Joan of Arc, Sa-són Ac'cent and Las Palmas brands from Pillsbury in 1999, the Ortega brand from Nestlé in 2003, the Grandma's Molasses brand from Cadbury Schweppes in 2006 and our most recent acquisition of the Cream of Wheat and Cream of Rice brands from Kraft in 2007. Based on our demonstrated record of successful acquisitions, we believe that we are well-positioned as a strategic acquirer of non-core brands from large, global packaged food companies.

        For the twelve months ended July 4, 2009, our company generated $492.9 million of net sales, $96.5 million of earnings before interest, taxes, depreciation and amortization (EBITDA) and $45.7 million of net cash provided by operating activities. During the first two quarters of 2009, as compared to the first two quarters of 2008, net sales increased by 2.6%, EBITDA increased by 15.3% and net cash provided by operating activities increased by 43.3%.

Our Competitive Strengths

        We believe that our success in the packaged food industry and our financial results are due in large part to the following competitive strengths:

        Portfolio of high-margin brands with leading market positions in key growth segments.    We are focused on operating smaller, high-margin brands. We have assembled a diverse portfolio of brands consisting primarily of niche or specialty products with strong market positions and high operating income margins. Several of our brands compete in high growth categories that benefit from positive consumer spending trends. For example, our Cream of Wheat and Polaner Sugar Free Preserves products compete in the health and wellness market segment. Our Ortega, Las Palmas and Sa-són Ac'cent brands compete in the U.S. Mexican and Hispanic market segment. Each of these categories has experienced among the highest growth in the packaged food industry. We believe that our diverse product portfolio provides a strong platform to capture growth in the packaged food industry and to generate strong profitability and significant cash flows while mitigating the financial impact of competitive pressure or commodity cost increases in any single brand or product.

        Well-developed and proven acquisition platform.    We believe that our focus on shelf-stable food products, favorable relationships with retailers, operations and marketing expertise and leading acquisition integration capabilities allow us to be highly successful in growing our product and brand portfolio. We have acquired and successfully integrated 18 shelf-stable food brands since 1996. We seek to acquire shelf-stable food products with leading market positions, identifiable growth opportunities and high and sustainable margins that will add to our cash flows and return on capital. As a result, we seek to avoid brands in commodity driven categories. Our focus on shelf-stable branded food products allows us to drive attractive profitability and gain efficiencies from our sales and distribution and general and administrative systems. We believe that our acquisition expertise and ability to integrate businesses quickly lead to successful expansion of acquired brands and the realization of significant cost synergies. As a result, we believe that we are an acquirer preferred by large, global packaged food companies for their non-core brands. We have successfully completed acquisitions from sellers such as Nabisco, Pillsbury, Nestlé, Cadbury Schweppes and Kraft. Our acquisitions of the Ortega and Cream of Wheat businesses are two examples of our ability to acquire leading shelf-stable brands with high profitability from large packaged food companies. We often integrate sales, marketing and distribution of acquired products and businesses within 30 days.

        Track record of new product introductions.    We have demonstrated the ability to develop new products and product extensions rapidly, and we have been able to deliver these new products to our customers quickly. We have generally been able to develop these products from concept to final product and deliver these products to our customers' shelves within six months of development. We work directly with certain of our customers to implement new product introduction in markets where we expect significant growth. For example, new products we have introduced in recent years include Cream of Wheat Whole Grain, Cream of Wheat Healthy Grain and SpongeBob SquarePants™ Cream of Wheat, the Ortega Grande Dinner Kit, the Ortega Pizza Kit, Ortega Salsa Con Queso, Ortega Salsa Verde, Polaner Sugar Free Preserves with Added Fiber, Polaner Organic Preserves, B&M No Sugar Added Baked Beans and Emeril's Beef, Chicken and Organic Vegetable Stocks.

        Diversity of customers and distribution channels.    We sell our products through all major U.S. food distribution channels, including supermarkets, mass merchants, warehouse clubs, wholesalers, food service accounts, specialty food distributors, military commissaries and non-food outlets such as drug store chains and dollar stores. We have strong, long standing, national relationships with all our major customers. Our customers include Wal-Mart, Kroger, Giant Supermarkets, Safeway, Sysco, Target and Costco. The breadth of our multiple-channel sales and distribution system allows us to capitalize on above-average growth trends within certain of these distribution channels and expand distribution of acquired brands. Our diverse distribution channels have also contributed to our ability to maintain a broad customer base, with sales to our ten largest customers accounting for 49.6% of our net sales for the first two quarters of 2009.

        Strong cash flow generation.    We have generated significant cash flows from our operations. Beginning with fiscal 2004 through the first two quarters of 2009, we have generated cumulative cash flows from operations of $166.5. Our strong financial performance is a result of our attractive operating income margins, efficient working capital management, modest capital expenditure requirements and tax efficiencies achieved through our acquisitions. Our business continues to be positioned to generate strong cash flows.

        Experienced management team with proven track record.    Our management team has extensive food industry experience and long standing experience managing our company in a highly competitive environment. Our chief executive officer and chief financial officer have been with us 20 and 26 years, respectively. Each of our other executive officers also has many years of experience with B&G Foods and/or within the industry. Our management team has acquired and integrated 18 brands successfully since 1996 and has developed and implemented a business strategy which has enabled us to become a highly successful manufacturer and distributor of a diverse portfolio of shelf-stable branded food products.

Growth Strategy

        Our goal is to continue to increase sales, profitability and cash flows by enhancing our existing portfolio of branded shelf-stable products and by capitalizing on our competitive strengths. We intend to implement our growth strategy through the following initiatives:

        Expand brand portfolio with acquisitions of complementary branded businesses.    We intend to continue expanding our brand portfolio by acquiring shelf-stable brands with leading market positions, strong brand equity, distribution expansion opportunities and compelling cost efficiencies at attractive valuations. We believe we can continue our track record of building and improving acquired brands post-acquisition through increased management focus and integration into our well-established manufacturing, sales, distribution and administrative infrastructure. We believe we are well-positioned as a preferred acquirer to capitalize on the trend of large packaged food companies divesting smaller, non-core, yet profitable, brands to increase their focus on their large, global brands.

        Continue to develop new products and deliver them to market quickly.    We intend to continue to leverage our new product development capability and our sales and distribution breadth to introduce new products and product extensions. Our management has demonstrated the ability to launch new products quickly. In addition to the new products we have introduced in recent years as listed above under "Our Competitve Strengths—Track record of new product introductions," we also have a number of new products that we expect to introduce during the remainder of 2009 and 2010.

        Leverage our multiple-channel sales and distribution system.    Our multiple-channel sales and distribution system allows us to capitalize on growth opportunities through the quick and efficient introduction of new and acquired products to our customers. We continue to strengthen our sales and distribution system in order to realize distribution economies of scale and provide an efficient, national platform for new products by expanding distribution channels, enlarging geographic reach, more effectively managing trade spending, improving packaging and introducing line extensions.

        Continue to focus on higher growth distribution channels and customers.    We sell our products through all major U.S. food distribution channels, including supermarkets, mass merchants, wholesalers, food service accounts, warehouse clubs, specialty food distributors, military commissaries and non-food outlets such as drug store chains and dollar stores. Our distribution breadth allows us to benefit from high growth channels such as mass merchants, warehouse and club stores, specialty food distributors, convenience stores, drug stores, vending machines and food services. We intend to continue to create products specific to our higher growth distribution channels and customers.

History

        B&G Foods, including our subsidiaries and predecessors, has been in business for more than 115 years. Our company has been built upon a successful track record of both organic and acquisition-related growth. We have acquired 18 brands since 1996, demonstrating our ability to acquire, integrate and grow shelf-stable branded food products.

        The chart below includes some of the significant events in our recent history:

Products and Markets

        The following is a brief description of our brands and product lines:

Brand	Year Originated		Description
Ortega	1897	•	Taco shells, tortillas, seasonings, dinner kits, taco sauces, peppers, refried beans, salsas and related food products
		•	Snack products such as Salsa Con Queso, Salsa Verde and Guacamole
Cream of Wheat	1893	•	One of the most trusted and widely recognized brands of hot cereals sold in the United States
		•	Cream of Wheat is available in original 10- minute, 2 1/2 minute and one-minute versions, and also in instant packets of original and other flavors
		•	Also available: Cream of Wheat Whole Grain, Cream of Wheat Healthy Grain and SpongeBob SquarePants™ Cream of Wheat
		•	Cream of Rice is a rice-based hot cereal.
Maple Grove Farms of Vermont	1915	•	Gourmet salad dressings, marinades, fruit syrups, confections, pancake mixes and organic products
Bloch & Guggenheimer	1889	•	Shelf-stable pickles, relishes, peppers, olives and other related specialty items

Brand	Year Originated		Description
Polaner	1880	•	Fruit-based spreads as well as jarred wet spices such as chopped garlic and basil
		•	Polaner All Fruit is a leading national brand of fruit-juice sweetened fruit spread
		•	Polaner Sugar Free is a leading national brand of sugar free preserves
B&M	1927	•	The original brand of brick-oven baked beans
		•	Includes a variety of baked beans and brown bread
Las Palmas	1922	•	Authentic Mexican enchilada sauce and various pepper products
Underwood	1870	•	Underwood meat spreads include deviled ham, chicken and roast beef as well as liver pate and sardines
Emeril's	2000	•	Introduced under a licensing agreement with celebrity chef Emeril Lagasse
		•	Seasonings, salad dressings, marinades, pepper sauces, barbecue sauces, mustards, salsas, pasta sauces and chicken, beef and vegetable cooking stocks
Ac'cent	1947	•	An all-natural flavor enhancer for meat preparation and is generally used on beef, poultry, fish and vegetables
Trappey's	1898	•	High quality peppers and hot sauces, including Trappey's Red Devil
Regina	1949	•	Vinegars and cooking wines
		•	Products are most commonly used in the preparation of salad dressings as well as in a variety of recipe applications, including sauces, marinades and soups
Joan of Arc	1895	•	Canned beans including kidney, chili and other beans
		•	Products are sold nationally with significant sales in the Midwest and Southeast
Grandma's	1890	•	Molasses offered in two distinct styles: Grandma's Original Molasses and Grandma's Robust Molasses

Brand	Year Originated		Description
Wright's	1895	•	An all-natural seasoning that reproduces the flavor and aroma of pit smoking in meats, chicken and fish; offered in two flavors: Hickory and Mesquite
Sa-són Ac'cent	1947	•	A flavor enhancer used primarily for Puerto Rican and Hispanic food preparation
		•	Offered in four flavors: Original, Coriander and Achiote, Garlic and Onion, and Tomato
Brer Rabbit	1907	•	Mild and full-flavored molasses products and a blackstrap molasses product
Vermont Maid	1919	•	Vermont Maid syrup is available in regular, sugar-free and sugar-free butter varieties
		•	Mainly distributed in New England

Our Corporate Information

        We are a Delaware corporation. Our corporate headquarters are located at Four Gatehall Drive, Suite 110, Parsippany, New Jersey 07054, and our telephone number is (973) 401-6500. Our web site address is www.bgfoods.com. The information contained on our web site is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

Summary of the Offering and Our Common Stock

Issuer	B&G Foods, Inc.
Common stock to be outstanding immediately following this offering:
Class A common stock outstanding prior to this offering

35,867,292 shares. As of September 8, 2009, 17,668,234 shares are held separately and 18,199,058 shares are held as part of EISs. Holders of our EISs have the right to separate the EISs into the shares of Class A common stock and senior subordinated notes represented thereby at any time, and upon separation, the shares of Class A common stock will be freely tradeable with the shares of Class A common stock issued in this offering. Similarly, any holder of shares of Class A common stock and senior subordinated notes may, at any time combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form EISs.

Class A common stock issued in this offering	10,000,000 shares, or 11,500,000 shares assuming the underwriters' option to purchase additional shares of Class A common stock is exercised in full.
Total Class A common stock outstanding following this offering	45,867,292 shares, or 47,367,292 shares assuming the underwriters' option to purchase additional shares of Class A common stock is exercised in full.
Class B common stock outstanding prior to and following this offering

There are no shares of Class B common stock outstanding and there will be no shares of Class B common stock outstanding after this offering. It is currently contemplated that at our next annual meeting of stockholders our board of directors will propose an amendment to our certificate of incorporation to refer to our Class A common stock simply as "common stock" and to delete all references to the Class B common stock.

Class A common stock NYSE symbol	BGS.
Use of Proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include among other things, the future repayment or retirement of a portion of our long-term debt, including, without limitation our 8% senior notes due 2011 or our 12% senior subordinated notes due 2016.

Voting Rights	Subject to applicable law, each outstanding share of our Class A common stock carries one vote per share on all matters presented to the stockholders for a vote.

Dividends

We have declared quarterly dividends on our Class A common stock for 20 consecutive quarters since our initial public offering of EISs in 2004. We currently intend to continue paying dividends at our current dividend rate of $0.17 per share per quarter on our Class A common stock on January 30, April 30, July 30 and October 30 of each year to holders of record on the preceding December 31, March 31, June 30 and September 30, respectively. See "Dividend Policy and Restrictions" and "Risk Factors—Risks Relating to Our Securities and this Offering—You may not receive the level of dividends provided for in our dividend policy or any dividends at all."

Transfer restrictions

The shares of our Class A common stock offered hereby will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (Securities Act) unless they are purchased by "affiliates" as this term is defined in Rule 144 under the Securities Act.

Transfer agent	BNY Mellon Shareowner Services is the transfer agent and registrar for our Class A common stock.
Book-entry form

The shares of Class A common stock offered hereby will initially be issued in book-entry form and will be represented by a global stock certificate. The shares will be fully-registered in the name of a nominee of The Depository Trust Company (DTC).

        See "Description of Capital Stock" in the accompanying prospectus for a more detailed discussion of our common stock.

Risk Factors

        You should carefully consider the information under the caption "Risk Factors" and all other information in this prospectus supplement before investing in our Class A common stock.

 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following summary historical consolidated financial data should be read in conjunction with "Selected Historical Consolidated Financial Data" included elsewhere in this prospectus supplement and our audited and unaudited consolidated financial statements and notes to those statements incorporated by reference into this prospectus supplement. Our summary historical consolidated statement of operations data for fiscal years 2006, 2007 and 2008 have been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. Our historical consolidated statements of operations data for the first two quarters of fiscal 2008 and first two quarters of fiscal 2009 have been derived from our unaudited consolidated financial statements incorporated by reference into this prospectus supplement.

				Twenty-Six Weeks Ended
	Fiscal 2006	Fiscal 2007	Fiscal 2008
				June 28, 2008	July 4, 2009
				(Unaudited)	(Unaudited)
	(Dollars in thousands)
Consolidated Statement of Operations Data(1):
Net sales	$411,306	$471,336	$486,896	$235,526	$241,537
Cost of goods sold	297,053	323,316	352,967	167,038	165,922

Gross profit	114,253	148,020	133,929	68,488	75,615
Sales, marketing and distribution expenses	45,343	51,684	44,888	23,750	21,916
General and administrative expenses	7,688	9,682	8,707	3,240	4,817
Gain on sale of property, plant and equipment(2)	(525)	—	—	—	—
Amortization expense—customer relationships(3)	731	5,501	6,450	3,225	3,225

Operating income	61,016	81,153	73,884	38,273	45,657
Interest expense, net	43,481	52,688	58,067	25,479	26,426

Income before income tax expense	17,535	28,465	15,817	12,794	19,231
Income tax expense	5,962	10,640	6,084	4,855	7,289

Net income	$11,573	$17,825	$9,733	$7,939	$11,942

Earnings per Share Data(1)(4):
Basic and diluted weighted average shares outstanding:
Class A common stock	20,000	29,111	36,715	36,782	36,071
Class B common stock	7,556	3,093	—	—	—
Basic and diluted earnings per share:
Class A common stock	$0.65	$0.62	$0.27	$0.22	$0.33
Class B common stock	$(0.20)	$(0.30)	—	—	—
Distributed basic and diluted earnings per share:
Class A common stock	$0.85	$0.92	$0.81	$0.42	$0.34
Cash dividends declared per share:
Class A common stock	$0.85	$0.85	$0.81	$0.42	$0.34

				Twenty-Six Weeks Ended
	Fiscal 2006	Fiscal 2007	Fiscal 2008
				June 28, 2008	July 4, 2009
				(Unaudited)	(Unaudited)
	(Dollars in thousands)
Other Financial Data(1):
EBITDA(5)	$69,000	$94,451	$89,436	$45,806	$52,827
Net cash provided by operating activities	32,771	34,049	40,496	12,093	17,332
Capital expenditures	(7,306)	(14,230)	(10,631)	(9,034)	(5,568)
Payments for acquisition of businesses	(30,102)	(200,526)	—	—	—
Net proceeds from sale of property, plant and equipment	1,275	—	—	—	—
Net cash provided by (used in) financing activities	7,621	187,693	(33,747)	(15,594)	(14,622)

				Twenty-Six Weeks Ended
	Fiscal 2006	Fiscal 2007	Fiscal 2008
				June 28, 2008	July 4, 2009
				(Unaudited)	(Unaudited)
	(Dollars in thousands)
Consolidated Balance Sheet Data (at end of period)(1):
Cash and cash equivalents	$29,626	$36,606	$32,559	$24,086	$29,594
Total assets	616,205	847,590	825,090	834,936	834,402
Long-term debt	430,800	535,800	535,800	535,800	535,800
Total stockholders' equity(6)(7)	75,487	174,635	144,648	167,676	144,504

(1)
We completed the acquisition of the Grandma's molasses business from Cadbury Schweppes, on January 10, 2006. We completed the acquisition of the Cream of Wheat business from Kraft effective February 25, 2007. The Grandma's molasses acquisition and the Cream of Wheat acquisition have been accounted for using the purchase method of accounting and, accordingly, the assets acquired, liabilities assumed and results of operations of the acquired businesses are included in our consolidated financial statements from the respective dates of acquisition. These acquisitions and the application of the purchase method of accounting for these acquisitions affect comparability between periods.

(2)
The gain on sale of property, plant and equipment of $0.5 million in fiscal 2006 relates to the sale of our New Iberia, Louisiana manufacturing facility on July 9, 2006.

(3)
Amortization expense of customer relationships are amortized over their useful lives of 20 years and includes the amortization expense relating to the amortization of customer relationship intangibles acquired in the Grandma's molasses acquisition and the Cream of Wheat acquisition.

(4)
We currently have one class of common stock issued and outstanding, designated as Class A common stock. Prior to May 29, 2007, we had two classes of common stock issued and outstanding, designated as Class A common stock and Class B common stock. For periods in which we had shares of both Class A common stock and Class B common stock issued and outstanding, we present earnings per share using the two-class method. The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock according to dividends declared and participation rights in undistributed earnings or losses. Net income is allocated between the two classes of common stock based upon the two-class method. Basic and diluted earnings per share for the Class A common stock and Class B common stock is calculated by dividing allocated net income by the weighted average number of shares of Class A common stock and Class B common stock outstanding. As a result, it is not meaningful to compare earnings per share data for fiscal 2006 and fiscal 2007 to earnings per share data for subsequent periods.

(5)
EBITDA is a measure used by management to measure operating performance. EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization. Management believes that it is useful to eliminate net interest expense, income taxes, depreciation, and amortization because it allows management to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. We use EBITDA in our business operations, among other things, to evaluate our operating performance, develop budgets and measure our performance against those budgets, determine employee bonuses and evaluate our cash flows in terms of cash needs. We also present EBITDA because we believe it is a useful indicator of our historical debt capacity and ability to service debt and because covenants in our credit facility, our senior notes indenture and our senior subordinated notes indenture contain ratios based on this measure. As a result, internal management reports used during monthly operating reviews feature the EBITDA metric. However, management uses this metric in conjunction with traditional GAAP operating performance and liquidity measures as part of its overall assessment of company performance and liquidity and therefore does not place undue reliance on this measure as its only measure of operating performance and liquidity.

  EBITDA is not a recognized term under GAAP and does not purport to be an alternative to operating income or net income as an indicator of operating performance or any other GAAP measure. EBITDA is not a complete net cash flow measure because EBITDA is a measure of liquidity that does not include reductions for cash payments for an entity's obligation to service its debt, fund its working capital, capital expenditures and acquisitions, if any, and pay its income taxes and dividends. Rather, EBITDA is a potential indicator of an entity's ability to fund these cash requirements. EBITDA also is not a complete measure of an entity's profitability because it does not include costs and expenses for depreciation and amortization, interest and related expenses and income taxes. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly-titled measures of other companies. However, EBITDA can still be useful in evaluating our performance against our peer companies because management believes this measure provides users with valuable insight into key components of GAAP amounts.

  The following is a reconciliation of EBITDA to net income for the periods presented below:

					Twenty-Six Weeks Ended
	Fiscal 2006	Fiscal 2007	Fiscal 2008	Latest 12 Months Ended July 4, 2009
					June 28, 2008	July 4, 2009
				(Unaudited)	(Unaudited)	(Unaudited)
	(Dollars in thousands)
Net income	$11,573	$17,825	$9,733	$13,736	$7,939	$11,942
Income tax expense	5,962	10,640	6,084	8,518	4,855	7,289
Interest expense, net	43,481	52,688	58,067	59,014	25,479	26,426
Depreciation and amortization	7,984	13,298	15,552	15,189	7,533	7,170

EBITDA	$69,000	$94,451	$89,436	$96,457	$45,806	$52,827

(6)
We adopted SFAS No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106, and 132R" (SFAS No. 158) effective December 30, 2006. For fiscal 2006, the adoption of SFAS No. 158 resulted in the recognition of an incremental $2.6 million of additional pension obligations, an increase in deferred tax assets of $1.0 million and a decrease to stockholders' equity of $1.6 million, with no impact to our statements of operations or cash flows.

(7)
We adopted SAB No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB No. 108) effective January 1, 2006. The adoption of SAB No. 108 allowed a one-time transitional cumulative effect adjustment to beginning retained earnings as of January 1, 2006 for errors that were not previously deemed material, but are material under the guidance in SAB No. 108. In accordance with SAB No. 108, we have adjusted our opening accumulated deficit for fiscal 2006 in the amount of $0.6 million to re-establish certain deferred tax liabilities that were reversed prior to our fiscal 2001.

RISK FACTORS

        An investment in the shares of our Class A common stock involves a number of risks. Before deciding whether to purchase the shares of Class A common stock, you should give careful consideration to the risks discussed below and elsewhere in this prospectus supplement, including those set forth under the heading "Special Note Regarding Forward-Looking Statements" on page S-15 of this prospectus supplement, and in our filings with the Securities and Exhange Commission (SEC) that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not currently known to us or that we currently believe to be immaterial may also impair our business operations.

        Any of the risks discussed below or elsewhere in this prospectus supplement or in our SEC filings incorporated by reference in this prospectus supplement and the accompanying prospectus, and other risks we have not anticipated or discussed, could have a material impact on our business, consolidated financial condition, results of operations or liquidity. In that case, the market price for our Class A common stock could decline and you may lose all or part of your investment.

Risks Relating to our Securities and this Offering

You may not receive the level of dividends provided for in our dividend policy or any dividends at all.

        Dividend payments are not mandatory or guaranteed and holders of our common stock do not have any legal right to receive, or require us to pay, dividends. Our board of directors may, in its sole discretion, decrease the level of dividends provided for in our dividend policy or entirely discontinue the payment of dividends. For example, beginning with the January 30, 2009 quarterly dividend payment, our board of directors reduced the intended annual dividend rate from $0.848 per share to $0.680 per share. Future dividends with respect to shares of our common stock depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions (including restrictions in our credit facility, senior notes indenture and senior subordinated notes indenture), business opportunities, provisions of applicable law (including certain provisions of the Delaware General Corporation Law) and other factors that our board of directors may deem relevant.

        If our cash flows from operating activities were to fall below our minimum expectations (or if our assumptions as to capital expenditures or interest expense were too low or our assumptions as to the sufficiency of our credit facility to finance our working capital needs were to prove incorrect), we may need either to reduce or eliminate dividends or, to the extent permitted under our senior notes indenture, our senior subordinated notes indenture and the terms of our credit facility, fund a portion of our dividends with borrowings or from other sources. If we were to use working capital or permanent borrowings to fund dividends, we would have less cash and/or borrowing capacity available for future dividends and other purposes, which could negatively impact our financial condition, results of operations, liquidity and ability to maintain or expand our business.

Our dividend policy may negatively impact our ability to finance capital expenditures, operations or acquisition opportunities.

        Because a substantial portion of our cash generated by our business in excess of operating needs, interest and principal payments on indebtedness, capital expenditures sufficient to maintain our properties and assets is in general distributed as regular quarterly cash dividends to the holders of our common stock under our dividend policy, we may not retain a sufficient amount of cash to finance growth opportunities or unanticipated capital expenditure needs or to fund our operations in the event of a significant business downturn. We may have to forego growth opportunities or capital expenditures that would otherwise be necessary or desirable if we do not find alternative sources of financing. If we do not have sufficient cash for these purposes, our financial condition and our business will suffer.

Our certificate of incorporation authorizes us to issue without stockholder approval preferred stock and Class B common stock that may be senior to our Class A common stock in certain respects.

        Our certificate of incorporation authorizes the issuance of preferred stock and Class B common stock without stockholder approval and in the case of preferred stock, upon such terms as the board of directors may determine. The rights of the holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any class or series of preferred stock that may be issued in the future, including any preferential rights that we may grant to the holders of such stock. The terms of any preferred stock we issue may place restrictions on the payment of dividends to the holders of our common stock. If we issue preferred stock or Class B common stock that is senior to our Class A common stock in right of dividend payment, and our cash flows from operating activities or surplus are insufficient to support dividend payments to the holders of preferred stock and/or Class B common stock, on the one hand and to the holders of our Class A common stock, on the other hand, we may be forced to reduce or eliminate dividends to the holders of our Class A common stock.

The separate public trading market for EISs and the ability to separate and create EISs may diminish the value of your investment in shares of Class A common stock.

        Our EISs are listed for trading on the New York Stock Exchange. An EIS holder may separate each EIS into one share of Class A common stock and $7.15 principal amount of senior subordinated notes. Upon the occurrence of certain events EISs will automatically separate. Conversely, subject to limitations, a holder of separate shares of Class A common stock and senior subordinated notes can combine such securities to form EISs. Separation and creation of EISs will automatically result in increases and decreases, respectively, in the number of shares of Class A common stock not in the form of EISs.

        We cannot predict what effect separate trading markets in EISs and shares of Class A common stock not in the form of EISs, or fluctuations in the number of separately held shares of Class A common stock, will have on the value of such separately held shares. If the value of separately held Class A common stock is deemed to be less than the value of the same security underlying an EIS, creation of EISs by combining such separate shares with any then available senior subordinated notes may become more attractive, thereby decreasing the trading liquidity of our Class A common stock.

The volume of trading of our Class A common stock may be low, leaving our Class A common stock open to risk of high volatility.

        The number of shares of our separately traded Class A common stock being traded may be very low. Any shareholder wishing to sell his or her shares may cause a significant fluctuation in the price of the Class A common stock. In addition, low trading volume of a stock increases the possibility that, despite rules against such activity, the price of our Class A common stock may be manipulated by persons acting in their own self interest. We may not have adequate market makers and market making activity to prevent manipulation.

Future sales or the possibility of future sales of a substantial amount of shares of our Class A common stock or other securities convertible or exchangeable into Class A common stock may depress the price of our Class A common stock.

        We may issue shares of our Class A common stock or other securities convertible or exchangeable into Class A common stock from time to time in future financings or as consideration for future acquisitions and investments. In the event any such future financing, acquisition or investment is significant, the number of shares of our Class A common stock or other securities convertible or exchangeable into Class A common stock that we may issue may in turn be significant. In addition, we may grant registration rights covering shares of our Class A common stock or other securities convertible or exchangeable into Class A common stock, as applicable, issued in connection with any such future financing, acquisitions and investments.

        Future sales or the availability for sale of substantial amounts of shares of our Class A common stock or other securities convertible or exchangeable into Class A common stock would dilute our earnings per share and the voting power of each share of Class A common stock outstanding prior to such sale or distribution, could adversely affect the prevailing market price of our securities and could impair our ability to raise capital through future sales of our securities. As a result you could experience a significant loss in the value of your investment.

Our certificate of incorporation and bylaws and several other factors could limit another party's ability to acquire us and deprive our investors of the opportunity to obtain a takeover premium for their securities.

        Our certificate of incorporation and bylaws contain certain provisions that may make it difficult for another company to acquire us and for holders of our securities to receive any related takeover premium for their securities. For example, our certificate of incorporation authorizes the issuance of preferred stock without stockholder approval and upon such terms as the board of directors may determine. The rights of the holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any class or series of preferred stock that may be issued in the future.

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

        We intend to use the net proceeds from this offering for general corporate purposes, which may include the future repayment or retirement of long-term debt, including, without limitation our senior notes or our senior subordinated notes. Our management will, however, have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our long-term operating results or enhance the value of our Class A common stock.

A number of factors may cause our earnings per share to fluctuate on a quarterly or annual basis, which may make it difficult to predict our future earnings per share results.

        We expect our earnings per share to fluctuate on a quarterly or annual basis. This offering and any future repayment, retirement or refinancing of our long-term debt obligations, and any charges or premiums related thereto, as well as our use of mark-to-market accounting in respect of our interest rate swap are among the factors that could cause such fluctuation. Consequently, earnings per share results of a prior quarter or annual period should not be relied upon as an indicator of future earnings per share results.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated herein or therein by reference contain forward-looking statements. The words "believes," "anticipates," "plans," "expects," "intends," "estimates," "projects" and similar expressions are intended to identify forward-looking statements. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by any forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following:

  •
  our substantial leverage;

  •
  the effects of rising costs for our raw materials, packaging and ingredients;

  •
  crude oil prices and their impact on distribution, packaging and energy costs;

  •
  our ability to successfully implement sales price increases and cost saving measures to offset any cost increases;

  •
  intense competition, changes in consumer preferences, demand for our products and local economic and market conditions;

  •
  our continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity;

  •
  the risks associated with the expansion of our business;

  •
  our possible inability to integrate any businesses we acquire;

  •
  our ability to access the credit markets and our borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of our competitors;

  •
  the effects of currency movements of the Canadian dollar compared to the U.S. dollar;

  •
  other factors that affect the food industry generally, including:

  •
  recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products;

  •
  competitors' pricing practices and promotional spending levels;

  •
  the risks associated with third-party suppliers and co-packers, including the risk that failure by one or more of our third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt our supply of raw materials or certain finished goods products; and

  •
  fluctuations in the level of our customers' inventories and credit and other business risks related to our customers operating in a challenging economic and competitive environment; and

  •
  other factors discussed under "Risk Factors" or elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated herein or therein by reference.

        Developments in any of these areas, which are more fully described elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated herein or therein by reference, could cause our results to differ materially from results that have been or may be projected by or on our behalf.

        All forward-looking statements included in this prospectus supplement are based on information available to us on the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement.

        We caution that the foregoing list of important factors is not exclusive. We urge you not to unduly rely on forward-looking statements contained in this prospectus supplement.

 USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the shares of our Class A common stock will be approximately $74.9 million. If the underwriters exercise their over-allotment option in full, we expect the net proceeds of the shares we sell in this offering to be approximately $86.2 million. "Net proceeds" is what we expect to receive after paying the underwriting discount and other expenses of the offering, including legal, accounting and printing fees.

        We intend to use the net proceeds from the offering for general corporate purposes, which may include among other things, the future repayment or retirement of long-term debt, including, without limitation, our senior notes or senior subordinated notes.

        As of the date of this prospectus supplement, we have not identified the amounts we plan to spend on these areas or the timing of such expenditures, and we will have significant discretion in the use of any net proceeds from this offering. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount of the net proceeds from this offering, the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.

        Until we use the net proceeds of the offering, if any, we will invest the funds in short-term, investment grade, interest-bearing securities.

 MARKET PRICE OF CLASS A COMMON STOCK

        We have two separate authorized classes of common stock, our Class A common stock, par value $0.01 per share, and our Class B common stock, par value $0.01 per share. As of September 8, 2009, there were 35,867,292 shares of our Class A common stock outstanding, of which 17,668,234 were held separately and 18,199,058 were held as part of EISs. Each EIS represents one share of Class A common stock and $7.15 principal amount of 12% senior subordinated notes due 2016. The holders of our EISs may separate each EIS into one share of Class A common stock and $7.15 principal amount of senior subordinated notes at any time. Upon the occurrence of certain events (including redemption of the senior subordinated notes or upon maturity of the senior subordinated notes), EISs will automatically separate. Conversely, subject to limitations, a holder of separate shares of Class A common stock and senior subordinated notes can combine such securities to form EISs. Separation and combination of EISs will automatically result in increases and decreases, respectively, in the number of shares of Class A common stock not held in the form of EISs.

        Shares of our Class A common stock held separate from EISs are traded on the New York Stock Exchange under the symbol "BGS" and have been so traded since May 23, 2007. The following table sets forth the high and low sales prices of shares of our Class A common stock for each of the quarterly periods indicated.

	High	Low
Fiscal 2007
Second Quarter	$14.05	$12.90
Third Quarter	$14.06	$11.90
Fourth Quarter	$13.10	$9.72
Fiscal 2008
First Quarter	$11.80	$9.00
Second Quarter	$11.29	$7.96
Third Quarter	$10.49	$6.54
Fourth Quarter	$7.60	$2.54
Fiscal 2009
First Quarter	$5.62	$3.51
Second Quarter	$8.60	$4.89

        On September 14, 2009, the closing sales price of our Class A common stock on the New York Stock Exchange was $8.49 per share.

        Our EISs are traded on the New York Stock Exchange under the symbol "BGF" and have been so traded since June 18, 2007. From October 8, 2004 through June 15, 2007 our EISs traded on the

American Stock Exchange. The following table sets forth the high and low sales prices of our EISs for each of the quarterly periods indicated.

	High	Low
Fiscal 2007
First Quarter	$24.25	$19.76
Second Quarter	$25.00	$19.70
Third Quarter	$21.45	$18.75
Fourth Quarter	$21.06	$16.80
Fiscal 2008
First Quarter	$19.95	$14.75
Second Quarter	$19.25	$14.93
Third Quarter	$17.85	$11.00
Fourth Quarter	$14.44	$5.10
Fiscal 2009
First Quarter	$11.37	$8.00
Second Quarter	$15.49	$10.46

        On September 14, 2009, the closing sales price of our EISs on the New York Stock Exchange was $16.80 per EIS.

        According to the records of our transfer agent, we had 16 holders of record of our Class A common stock as of September 8, 2009, including Cede & Co. as nominee for The Depository Trust Company (DTC). As of September 8, 2009, we had one holder of record of the EISs, Cede & Co. as nominee for DTC. Cede & Co. as nominee for DTC holds shares of our Class A common stock and EISs on behalf of participants in the DTC system, which in turn hold the shares of Class A common stock and the EISs on behalf of beneficial owners.

        There are no shares of Class B common stock issued or outstanding. It is currently contemplated that at our next annual meeting of stockholders our board of directors will propose an amendment to our certificate of incorporation to refer to our Class A common stock simply as "common stock" and to delete all references to the Class B common stock.

 DIVIDEND POLICY AND RESTRICTIONS

General

        Following the completion of the offering, we intend to continue paying dividends on our Class A common stock of $0.17 per share quarterly on each January 30, April 30, July 30 and October 30 to the holders of record as of each December 31, March 31, June 30 and September 30, respectively.

        Our dividend policy reflects a basic judgment that our stockholders would be better served if we distributed a substantial portion of our cash available to pay dividends to them instead of retaining it in our business. Under this policy, a substantial portion of the cash generated by our company in excess of operating needs, interest and principal payments on indebtedness, capital expenditures sufficient to maintain our properties and other assets is in general distributed as regular quarterly cash dividends (up to the intended dividend rate as determined by our board of directors) to the holders of our Class A common stock and not retained by us. From the date of our initial public offering of EISs in October 2004 through the dividend payment we made on October 30, 2008, the dividend rate for our Class A common stock was $0.848 per share per annum. Beginning with the dividend payment we made on January 30, 2009, the current intended dividend rate for our Class A common stock is $0.68 per share per annum.

        For fiscal 2007 and fiscal 2008, we had cash flows from operating activities of $34.0 million and $40.5 million, respectively, and distributed $24.1 million and $31.2 million as dividends, respectively. Our board of directors declared quarterly dividends of $0.212 per share of Class A common stock during each quarter of fiscal 2007 and each of the first three quarters of fiscal 2008, and $0.17 per share of Class A common stock during the fourth quarter of fiscal 2008. Since May 2007, we no longer have any shares of Class B common stock issued or outstanding. No dividends were ever declared on our Class B common stock.

        Under U.S. federal income tax law, distributions to holders of our Class A common stock (whether held separately or as part of EISs) are taxable to the extent they are paid out of current or accumulated earnings and profits. Generally, the portion of the distribution treated as a return of capital should reduce the tax basis of the holders of our Class A common stock in such stock. Qualifying dividend income and the return of capital, if any, will be allocated on a pro-forma basis to all distributions for each fiscal year. B&G Foods has determined that for U.S. federal income tax purposes all dividends paid in fiscal 2008 would be treated as a return of capital and 91.4% of dividends paid in fiscal 2007 would be treated as a return of capital and the remainder would be treated as a dividend paid from earnings and profits.

        As a result of our dividend policy, we may not retain a sufficient amount of cash to finance growth opportunities or unanticipated capital expenditure needs or to fund our operations in the event of a significant business downturn. We may have to forego growth opportunities or capital expenditures that would otherwise be necessary or desirable if we do not find alternative sources of financing. If we do not have sufficient cash for these purposes, our financial condition and our business will suffer.

        Our dividend policy is based upon our current assessment of our business and the environment in which we operate, and that assessment could change based on competitive or other developments (which could, for example, increase our need for capital expenditures or working capital), new acquisition opportunities or other factors. Our board of directors is free to depart from or change our dividend policy at any time and could do so, for example, if it was to determine that we have insufficient cash to take advantage of growth opportunities.

Restrictions on Dividend Payments

        Our ability to pay future dividends, if any, with respect to shares of our capital stock will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, provisions of applicable law and other factors that our board of directors may deem relevant. Under Delaware law, our board of directors may declare dividends only to the extent of our "surplus" (which is defined as total assets at fair market value minus total liabilities, minus statutory capital), or if there is no surplus, out of our net profits for the then current and/or immediately preceding fiscal years. We do not anticipate that we will have sufficient earnings to pay dividends and therefore expect that we will pay dividends out of surplus. Our board of directors will periodically and from time to time assess the appropriateness of the then current dividend policy before actually declaring any dividends.

        Our senior notes indenture and our senior subordinated notes indenture restrict our ability to declare and pay dividends on our common stock as follows:

  •
  we may use up to 100% of our excess cash (as defined below) for the period (taken as one accounting period) from and including the first fiscal quarter beginning after the date of the indentures (the first quarter of 2005) to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such payment plus certain incremental funds described in the indentures for the payment of dividends so long as the fixed charge coverage ratio for the four most recent fiscal quarters for which internal financial statements are available is not less than 1.6 to 1.0;

  •
  at any time the fixed charge coverage ratio for the four preceding fiscal quarter period is less than 1.6 to 1.0, we may pay dividends on our common stock, in the quarter in which such payment is made, of up to $10.0 million in the aggregate plus certain incremental funds;

  •
  if our net cash balance is less than $10.0 million at the end of any fiscal year, then we may only use up to 98% of our excess cash pursuant to the first bullet of this paragraph until the earlier of (a) the first fiscal year end thereafter at which our net cash balance (which is the amount of cash and cash equivalents set forth on our consolidated balance sheet as of such period end minus funded indebtedness under any secured revolving credit facility) equals or exceeds $10.0 million or (b) the first fiscal quarter thereafter at which our net cash balance exceeds $12.5 million; and

  •
  we may not pay any dividends on any dividend payment date if a default or event of default under either indenture has occurred or is continuing.

        Excess cash is defined in our senior subordinated notes indenture, under the terms of our credit facility and in our senior notes indenture. Excess cash is calculated as "consolidated cash flow," as defined in the indentures and under the terms of our credit facility (which, in each case, allows for the add-back of restructuring charges) minus the sum of cash tax expense, cash interest expense, certain capital expenditures, certain repayment of indebtedness and the cash portion of the restructuring charges. Excess cash is not a substitute for operating income or net income, as determined in accordance with generally accepted accounting principles (GAAP). Excess cash is not a complete net cash flow measure because excess cash is a measure of liquidity that does not include reductions for cash payments for an entity's obligation to fund changes in its working capital, acquisitions, if any, and repay its debt and pay its dividends. Rather, excess cash is one potential indicator of our ability to fund these cash requirements in compliance with our debt agreements. Excess cash is also not a complete measure of our profitability because it does not include costs and expenses for depreciation and amortization, transaction related compensation and non-cash restructuring charges. We believe that the most directly comparable GAAP measure to excess cash is net cash provided by operating activities. We believe excess cash is indicative of our ability to declare and pay dividends on our Class A common stock in compliance with the restricted payment covenants under our senior subordinated notes indenture, the terms of our credit facility and our senior notes indenture.

        Excess cash does not represent the amount we intend to distribute as dividends for any quarterly period but rather is a restriction on the maximum level of dividend payments, if any, that we are permitted to declare and pay under the terms of our senior subordinated notes indenture, our senior notes indenture and our credit facility.

        In addition, the terms of our credit facility also restrict our ability to declare and pay dividends on our common stock. In accordance with the terms of our credit facility, we are not permitted to declare or pay dividends unless we are permitted to do so under the indentures governing the senior notes and senior subordinated notes. In addition, our credit facility does not permit us to pay dividends unless we maintain:

  •
  a "consolidated interest coverage ratio" (defined as the ratio of our adjusted EBITDA for any period of four consecutive fiscal quarters to our consolidated interest expense for such period payable in cash) of not less than 1.35 to 1.0;

  •
  a "consolidated senior leverage ratio" (defined as the ratio of our consolidated senior debt, as of the last day of any period of four consecutive fiscal quarters to our adjusted EBITDA for such period) of not more than 5.00 to 1.0; and

  •
  a "consolidated total leverage ratio" (defined as the ratio of our consolidated total debt of the last day of any period of four consecutive fiscal quarters to our adjusted EBITDA for such period) of not more than 7.00 to 1.0.

        Furthermore, while interest on our senior notes and senior subordinated notes is fixed and interest on the term loan under our credit facility is effectively fixed (as a result of a swap agreement), those notes and the credit facility will need to be refinanced on or prior to their maturity dates in 2011, 2016, and 2013, respectively, and thereafter our interest expense could be higher and the terms of any new financing may restrict us from paying the level of current intended dividends or any dividends at all. Also, to the extent we finance capital expenditures, working capital or other cash needs with indebtedness under our credit facility or otherwise, we will incur additional cash interest expense and debt service obligations that could reduce our cash available to pay dividends.

        Subject to the limitations described elsewhere in this prospectus supplement, we have the ability to issue additional Class A common stock (separately or as part of EISs), Class B common stock, preferred stock or other equity securities for such consideration and on such terms and conditions as are established by our board of directors in its sole discretion and without the approval of the holders of our common stock or EISs. It is possible that we will fund acquisitions, if any, through the issuance of additional common stock, preferred stock, other equity securities or EISs. Holders of any additional common stock, other equity securities or EISs issued by us may be entitled to share equally with the holders of Class A common stock and EISs in dividend distributions. The certificate of designation of any preferred stock issued by us may provide that the holders of preferred stock are senior to the holders of our common stock with respect to the payment of dividends. If we were to issue additional common stock, preferred stock, other equity securities or EISs, it would be necessary for us to generate additional cash available to pay dividends in order for us to distribute dividends at the same rate per share as distributed prior to any such additional issuance.

        Dividends Not Mandatory or Guaranteed.    We cannot assure you that we will continue to pay dividends at the historical level set forth above or at all. Dividend payments are not mandatory or guaranteed, and holders of our common stock do not have any legal right to receive, or require us to pay, dividends. Our board of directors may, in its sole discretion, amend or repeal our dividend policy at any time. Furthermore, our board of directors may decrease the level of dividends below the intended dividend rate set forth above, or discontinue entirely the payment of dividends.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of July 4, 2009:

  •
  on an actual basis; and

  •
  on an as-adjusted basis as if this offering had occurred on that date, assuming the underwriters' option to purchase additional shares of Class A common stock is not exercised.

        We urge you to read this table in conjunction with "Use of Proceeds," the audited and unaudited consolidated financial statements and the notes to those statements and related information, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere or incorporated by reference in this prospectus supplement and the financial data set forth under "Summary Historical Consolidated Financial Data."

	As of July 4, 2009
	Actual	As Adjusted
	(In thousands)
Cash and cash equivalents	$29,594	$104,444

Long-term debt:
Revolving credit facility	$—	$—
Term loan facility	130,000	130,000
8.0% senior notes due 2011	240,000	240,000
12.0% senior subordinated notes due 2016	165,800	165,800

Total long-term debt	535,800	535,800
Stockholders' equity:
Preferred stock—$0.01 par value per share, 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock—$0.01 par value per share, 100,000,000 shares authorized; 35,867,292 shares issued and outstanding on an actual basis, 45,867,292 shares issued and outstanding on an as adjusted basis	359	459	(1)
Class B common stock—$0.01 par value per share, 25,000,000 shares authorized; no shares issued or outstanding	—	—
Additional paid-in capital	158,371	233,121	(2)
Accumulated other comprehensive loss	(11,689)	(11,689)
Accumulated deficit	(2,537)	(2,537)

Total stockholders' equity	144,504	219,354

Total capitalization	$680,304	$755,154

(1)
Changes to Class A common stock (dollars in thousands):

35,867,292 shares of Class A common stock, $0.01 par value per share, currently issued	$359
Issuance of 10,000,000 shares of Class A common stock, $0.01 par value per share	100

As adjusted Class A common stock	$459

(2)
Changes to additional paid-in capital (dollars in thousands):

Additional paid-in capital as of July 4, 2009	$158,371
Issuance of 10,000,000 shares of Class A common stock, $0.01 par value per share	75,500
Fees related to the issuance of Class A common stock	(750)

As adjusted additional paid-in capital as of July 4, 2009	$233,121

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended January 3, 2009 and our Quarterly Report on Form 10-Q for the quarter ended July 4, 2009, and our audited and unaudited consolidated financial statements and related notes to those statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The selected historical consolidated financial data as of and for fiscal 2004, fiscal 2005, fiscal 2006, fiscal 2007 and fiscal 2008 have been derived from our audited consolidated financial statements. The selected historical consolidated financial data as of and for the first two quarters of 2008 and 2009 have been derived from our unaudited consolidated financial statements.

						Twenty-Six Weeks Ended
	Fiscal 2004	Fiscal 2005	Fiscal 2006	Fiscal 2007	Fiscal 2008
						June 28, 2008	July 4, 2009
						(Unaudited)	(Unaudited)
	(Dollars in thousands, except per share data)
Consolidated Statement of Operations Data(1):
Net sales	$372,754	$379,262	$411,306	$471,336	$486,896	$235,526	$241,537
Cost of goods sold(2)	260,814	275,768	297,053	323,316	352,967	167,038	165,922

Gross profit	111,940	103,494	114,253	148,020	133,929	68,488	75,615
Sales, marketing and distribution expenses	43,241	41,522	45,343	51,684	44,888	23,750	21,916
General and administrative expenses(3)	4,885	6,965	7,688	9,682	8,707	3,240	4,817
Management fees—related party	386	—	—	—	—	—	—
Transaction related compensation expenses(4)	9,859	—	—	—	—	—	—
Gain on sale of property, plant and equipment(5)	—	—	(525)	—	—	—	—
Amortization expense—customer relationships(6)	—	—	731	5,501	6,450	3,225	3,225

Operating income	53,569	55,007	61,016	81,153	73,884	38,273	45,657
Interest expense, net(7)	48,148	41,767	43,481	52,688	58,067	25,479	26,426

Income before income tax expense	5,421	13,240	17,535	28,465	15,817	12,794	19,231
Income tax expense	2,126	5,235	5,962	10,640	6,084	4,855	7,289

Net income	3,295	8,005	11,573	17,825	9,733	7,939	11,942
Preferred stock accretion	11,666	—	—	—	—	—	—
Gain on repurchase of preferred stock	(17,622)	—	—	—	—	—	—

Net income available to common stockholders	$9,251	$8,005	$11,573	$17,825	$9,733	$7,939	$11,942

						Twenty-Six Weeks Ended
	Fiscal 2004	Fiscal 2005	Fiscal 2006	Fiscal 2007	Fiscal 2008
						June 28, 2008	July 4, 2009
						(Unaudited)	(Unaudited)
	(Dollars in thousands, except per share data)
Earnings per share data(1)(8):
Weighted average basic and diluted Class A shares outstanding	4,231	20,000	20,000	29,911	36,715	36,782	36,071
Weighted average basic Class B shares outstanding	10,739	7,556	7,556	3,093	—	—	—
Weighted average diluted Class B shares outstanding	13,813	7,556	7,556	3,093	—	—	—
Net income (loss) available to common stockholders per share:
Distributed basic and diluted earnings:
Class A common stock	$0.88	$0.85	$0.85	$0.92	$0.81	$0.42	$0.34
Basic earnings per share:
Class A common stock	$1.25	$0.53	$0.65	$0.62	$0.27	$0.22	$0.33
Class B common stock	$0.37	$(0.33)	$(0.20)	$(0.30)	—	—	—
Diluted earnings per share:
Class A common stock	$1.19	$0.53	$0.65	$0.62	$0.27	$0.22	$0.33
Class B common stock	$0.31	$(0.33)	$(0.20)	$(0.30)	—	—	—
Other Financial Data(1):
Net cash provided by operating activities	$19,302	$22,523	$32,771	$34,049	$40,496	$12,093	$17,332
Capital expenditures	(6,598)	(6,659)	(7,306)	(14,230)	(10,631)	(9,034)	(5,568)
Payments for acquisition of businesses	—	(2,513)	(30,102)	(200,526)	—	—	—
Net proceeds from sale of property, plant and equipment	52	—	1,275	—	—	—	—
Net cash provided by (used in) financing activities	7,628	(16,448)	7,621	187,693	(33,747)	(15,594)	(14,622)
Consolidated Balance Sheet Data (at end of period)(1):
Cash and cash equivalents	$28,525	$25,429	$29,626	$36,606	$32,559	$24,086	$29,594
Net working capital(9)	73,259	78,407	73,415	78,499	81,812	88,714	92,615
Total assets	595,952	594,175	616,205	847,590	825,090	834,936	834,402
Total debt	405,800	405,800	430,800	535,800	535,800	535,800	535,800
Total stockholders' equity(10)(11)	$92,261	$83,274	$75,487	$174,635	$144,648	$167,676	$144,504

(1)
We completed the acquisition of the Ortega food service dispensing pouch and dipping cup acquisition from Nestlé on December 1, 2005. We completed the Grandma's molasses acquisition from Cadbury Schweppes, on January 10, 2006. We completed the Cream of Wheat acquisition from Kraft effective February 25, 2007. The Ortega acquisition, the Grandma's molasses acquisition and the Cream of Wheat acquisition have been accounted for using the purchase method of accounting and, accordingly, the assets acquired, liabilities assumed and results of operations of the acquired businesses are included in our consolidated financial statements from the respective dates of acquisition. These acquisitions and the application of the purchase method of accounting for these acquisitions affect comparability between periods.

(2)
Cost of goods sold for fiscal 2005 include a $3.8 million charge related to the closing of our New Iberia, Louisiana, manufacturing facility, which included a cash charge for employee compensation and other costs of $0.8 million and a non-cash charge for the impairment of property, plant, equipment and inventory of $3.0 million. Cost of goods sold for fiscal 2008 include $0.1 million of the $0.8 million severance and termination charges we incurred in fiscal 2008 relating to a workforce reduction announced in October 2008.

(3)
General and administrative expenses for fiscal 2007 include an accrual of $1.9 million relating to a special bonus pool approved by our compensation committee and paid in fiscal 2008 to our executive officers and certain members of senior management to recognize their significant contributions to the successful completion of the Cream of Wheat acquisition and the Class A common stock offering in fiscal 2007, offset by an insurance reimbursement of $0.8 million relating to a previously reported employee theft. General and administrative expenses for fiscal 2008 include $0.7 million of the $0.8 million severance and termination charges we incurred in fiscal 2008 relating to a workforce reduction announced in October 2008.

(4)
Transaction related compensation expenses in fiscal 2004, which were incurred in connection with our 2004 EIS offering and related transactions, include $6.0 million of transaction bonuses and $3.9 million for the repurchase of employee stock options.

(5)
The gain on sale of property, plant and equipment of $0.5 million relates to the sale of our New Iberia, Louisiana, manufacturing facility on July 9, 2006.

(6)
Amortization expense of customer relationships are amortized over their useful lives of 20 years and includes the amortization expense relating to the amortization of customer relationship intangibles acquired in the Grandma's molasses acquisition and Cream of Wheat acquisition. We had no customer relationship intangibles in fiscal 2004 or 2005.

(7)
Fiscal 2004 net interest expense includes $13.9 million of costs relating to the early extinguishment of debt incurred in connection with our 2004 EIS offering, the concurrent offerings and the related transactions. Included in these costs are: $8.4 million for the write-off of deferred debt issuance costs, $4.9 million for bond tender costs and $0.6 million for the payment of bond discount. Fiscal 2008 net interest expense includes a $5.6 million charge relating to the unrealized loss on our interest rate swap subsequent to our determination that the swap was no longer an effective hedge under the guidelines of SFAS No. 133, due to Lehman's bankruptcy filing in September 2008 and a reclassification of $0.5 million of the amount recorded in accumulated other comprehensive income (loss) related to the swap. Net interest expense in the first two quarters of 2009 included a $0.7 million benefit relating to an unrealized gain on our interest rate swap, partially offset by a reclassification of $0.8 million of the amount recorded in accumulated other comprehensive income (loss) related to the swap.

(8)
We currently have one class of common stock issued and outstanding, designated as Class A common stock. Prior to May 29, 2007, we had two classes of common stock issued and outstanding, designated as Class A common stock and Class B common stock. For periods in which we had shares of both Class A common stock and Class B common stock issued and outstanding, we present earnings per share using the two-class method. The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock according to dividends declared and participation rights in undistributed earnings or losses. Net income is allocated between the two classes of common stock based upon the two-class method. Basic and diluted earnings per share for the Class A common stock and Class B common stock is calculated by dividing allocated net income by the weighted average number of shares of Class A common stock and Class B common stock outstanding. As a result, it is not meaningful to compare earnings per share data for fiscal 2004, fiscal 2005, fiscal 2006 and fiscal 2007 to earnings per share data for subsequent periods.

(9)
Net working capital is current assets excluding cash and cash equivalents minus current liabilities.

(10)
We adopted SFAS No. 158 effective December 30, 2006. For fiscal 2006, the adoption of SFAS No. 158 resulted in the recognition of an incremental $2.6 million of additional pension obligations, an increase in deferred tax assets of $1.0 million and a decrease to stockholders' equity of $1.6 million, with no impact to our statements of operations or cash flows.

(11)
We adopted SAB No. 108 effective January 1, 2006. The adoption of SAB No. 108 allowed a one-time transitional cumulative effect adjustment to beginning retained earnings as of January 1, 2006 for errors that were not previously deemed material, but are material under the guidance in SAB No. 108. In accordance with SAB No. 108, we have adjusted our opening accumulated deficit for fiscal 2006 in the amount of $0.6 million to re-establish certain deferred tax liabilities that were reversed prior to our fiscal 2001.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        In the opinion of our counsel, Dechert LLP, the following describes the material U.S. federal income tax consequences (and certain U.S. federal estate tax consequences to Non U.S. Holders (as defined below)) of the purchase, ownership and disposition of shares of our Class A common stock as of the date hereof by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Except where noted, this discussion deals only with Class A common stock and does not deal with our EISs and does not deal with special situations, such as those of:

  •
  dealers in securities or currencies,

  •
  banks or other financial institutions,

  •
  regulated investment companies,

  •
  real estate investment trusts,

  •
  tax-exempt entities,

  •
  insurance companies,

  •
  persons holding Class A common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle,

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

  •
  persons liable for alternative minimum tax,

  •
  investors in pass-through entities, or

  •
  U.S. Holders (as defined below) of Class A common stock whose "functional currency" is not the U.S. dollar.

        Furthermore, the discussion below is based upon the current provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below.

        For purposes of this discussion, a "Non-U.S. Holder" of Class A common stock means a holder that, for U.S. federal income tax purposes, is not a U.S. person. The term U.S. person means:

  •
  an individual citizen or resident of the United States,

  •
  a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any State thereof or the District of Columbia,

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

        If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Class A common stock we urge you to consult your own tax advisors.

        This summary is included herein as general information only. We urge you to consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership of Class A common stock, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

        This summary does not consider specific facts and circumstances that may be relevant to a particular non-U.S. Holder's tax position and does not consider the state, local or non-U.S. tax consequences of an investment in Class A common stock. Special rules may apply to certain Non-U.S. Holders, such as:

  •
  U.S. expatriates,

  •
  "controlled foreign corporations,"

  •
  "passive foreign investment companies,"

  •
  "foreign personal holding companies,"

  •
  corporations that accumulate earnings to avoid U.S. federal income tax, and

  •
  investors in pass-through entities that are subject to special treatment under the Code.

        Such Non-U.S. Holders are urged to consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Consequences to U.S. Holders

  Dividends

        The gross amount of dividends paid to you will be treated as dividend income to you to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such income will be includable in your gross income as ordinary income. To the extent, if any, that the amount of dividends paid to you exceeds our current and accumulated earnings and profits, any amount in excess of our earnings and profits will be treated as a tax-free return of your tax basis in the shares of Class A common stock, and any amount in excess of such basis will be treated as capital gain from the sale of the shares. Pursuant to current law, if you are an individual, calendar year taxpayer, dividends that we pay to you before January 1, 2011 will be subject to tax at long-term capital gain rates, provided certain holding period and other requirements are satisfied. The Obama Administration has proposed to continue to tax dividends on or after January 1, 2011 at long-term capital gain rates, again provided certain holding period and other requirements are satisfied. Dividends received by a corporation may be eligible for a dividends received deduction, subject to certain limitations.

  Sale, Exchange or Other Disposition of Class A Common Stock

        Upon the sale, exchange, or other disposition of shares of our Class A common stock, you will recognize capital gain or loss in an amount equal to the difference between the proceeds allocable to your disposed shares of Class A common stock and your tax basis in those shares of Class A common stock. For this purpose, combination of Class A common stock with senior subordinated notes to form an EIS should not be treated as a disposition, though subsequent sale of the EIS would be treated as a disposition. As discussed above, capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

  Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to payments of dividends on our Class A common stock and to the proceeds of sale of Class A common stock paid to a U.S. Holder other than certain exempt recipients (such as corporations). A backup withholding tax, currently at the rate of 28%, may apply to such payments if you fail to provide a taxpayer identification number or certification of other exempt status or if our company is advised by the U.S. Internal Revenue Service that you are subject to backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, with any excess withholding refunded to you, provided the required information is timely furnished by you to the IRS.

Consequences to Non-U.S. Holders

  Dividends

        Dividends paid to you (to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes) generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividends or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States and, if certain tax treaties apply, are attributable to your U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding. If you are a foreign corporation, any such effectively connected dividends received by you may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        If you wish to claim the benefit of an applicable treaty rate (and also avoid backup withholding as discussed below) for dividends, you will be required to:

  •
  complete IRS Form W-8BEN (or other applicable form) and certify, under penalties of perjury, that you are not a U.S. person and that you are entitled to treaty benefits, or

  •
  if the shares of our Class A common stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury Regulations.

        Special certification and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals.

        The Obama Administration has proposed new withholding rules that would require us to withhold tax on all payments made through certain "non-qualified" intermediaries, regardless of whether the beneficiaries are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty. It is unclear whether this proposal will be enacted.

        If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld (including amounts withheld or payments through an intermediary) by filing an appropriate claim for refund with the IRS.

  Sale, Exchange or Other Disposition of Class A Common Stock

        You generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of shares of our Class A common stock unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States, and, if certain tax treaties apply, is attributable to your U.S. permanent establishment,

  •
  if you are an individual and hold shares of our Class A common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale or other disposition but are not treated as a resident of the United States for that year, and certain other conditions are met, or

  •
  we are or have been during a specified testing period a "United States real property holding corporation" for U.S. federal income tax purposes.

        If you are an individual and are described in the first bullet above, you will be subject to tax on the net gain derived from the sale under regular U.S. federal income tax rates applicable to individuals. If you are described in the second bullet above, you will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses (even though you are not considered a resident of the United States) but may not be offset by any capital loss carryovers. If you are a foreign corporation and are described in the first bullet above, you will be subject to tax on your gain under regular U.S. federal income tax rates applicable to corporations and, in addition, may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. For these purposes, combination of Class A common stock with senior subordinated notes to form an EIS should not be treated as disposition, though subsequent sale of the EIS would be treated as a disposition.

        We believe that we have not been, and we are not and do not anticipate becoming, a "United States real property holding corporation" for U.S. federal income tax purposes.

  U.S. Federal Estate Tax

        Shares of our common stock held by an individual Non U.S. Holder at the time of death will be included in such holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

  Information Reporting and Backup Withholding

        We must annually report to the IRS and to each non-U.S. holder any dividend income that is subject to U.S. federal withholding tax, or that is exempt from such withholding tax pursuant to an income tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Under certain circumstances, the Code imposes a backup withholding obligation (currently at a rate of 28%) on certain reportable payments. Dividends paid to a non-U.S. holder of our common stock generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of our common stock to or though the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of our common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (which we refer to as a United States related person). In the case of the payment of the proceeds from the disposition of our common stock to or through a non-U.S. office of a broker that is either a U.S. person or a United States related person, the Treasury Regulations require information reporting (but not the backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and the broker has no knowledge to the contrary. Non-U.S. holders should consult their own tax advisors on the application of information reporting and backup withholding to them in their particular circumstances (including upon their disposition of our common stock).

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be credited against the non-U.S. holder's U.S. federal income tax liability, if any, with any excess withholding refunded to you, provided that the required information is furnished to the IRS.

UNDERWRITING

        Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as the representatives of the underwriters named below and as joint book-running managers for this offering. Under the terms and subject to the conditions contained in an underwriting agreement dated September 14, 2009, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the following respective numbers of shares of Class A common stock:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC	3,300,000
Barclays Capital Inc.	2,600,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,600,000
Goldman, Sachs & Co.	750,000
RBC Capital Markets Corporation	750,000

Total	10,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all the shares of Class A common stock in the offering if any are purchased, other than those shares covered by the option to purchase additional shares of Class A common stock described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

        We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 1,500,000 additional shares of Class A common stock from us at the initial public offering price less the underwriting discounts and commissions.

Commission and Expenses

        The following table summarizes the compensation and estimated expenses we will pay:

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting Discounts and Commissions paid by us	$0.44	$0.44	$4,400,000	$5,060,000
Expenses payable by us	$0.08	$0.07	$750,000	$750,000

Lock-Up Agreements

        We have agreed that we will not, with limited exceptions, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated for a period of 90 days after the date of this prospectus supplement.

        Our directors and executive officers who currently hold our common stock have agreed that they will not, with limited exceptions, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated for a period of 90 days after the date of this prospectus supplement.

        Notwithstanding the foregoing, in the event that either (1) during the last 17 days of the "lock-up" period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated waive, in writing, such an extension.

Indemnification

        We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that underwriters may be required to make in that respect.

Listing

        Our Class A common stock is listed for trading on the New York Stock Exchange under the trading symbol "BGS." Only shares of Class A common stock held separate and apart from EISs trade under that symbol.

        Our EISs are separately listed for trading on the New York Stock Exchange under the ticker symbol "BGF." In the event EISs are separated, the shares of Class A common stock underlying such EISs trade under the trading symbol "BGS" with other shares of Class A common stock then held separate and apart from EISs. Conversely, in the event separate shares of Class A common stock are combined with our senior subordinated notes to form EISs, such shares of Class A common stock that are held in the form of EISs cease trading under the symbol "BGS" and trade only as part of EISs under the symbol "BGF."

Stabilization, Short Positions and Penalty Bids

        In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids and passive market making in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (Exchange Act).

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the option. In a naked short position, the number of shares involved is greater than the number of shares in the option. The underwriters may close out any covered short position by either exercising their option and/or purchasing shares in the open market.

  •
  Syndicate covering transactions involve purchases of our Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option. If the underwriters sell more shares than could be covered by the option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Class A common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

  •
  In passive market making, market makers in our Class A common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of our Class A common stock until the time, if any, at which a stabilizing bid is made.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

Electronic Offer, Sale and Distribution

        A prospectus in electronic format may be made available on the web sites or through other online services maintained by one or more of the underwriters, or selling group members, if any, participating in this offering, or by their affiliates, and one or more of the underwriters participating in this offering may distribute prospectuses electronically. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The representative may agree with us to allocate a specific number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

        Other than the prospectus in electronic format, the information on any underwriter's or selling group member's web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Other Arrangements

        The underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking, advisory and other financial services for us for which services they have received, and may receive in the future, customary fees and expenses. Affiliates of RBC Capital Markets Corporation, Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as underwriters in our initial public offering of EIS in 2004. Affiliates of Credit Suisse Securities (USA) LLC and RBC Capital Markets Corporation acted as initial purchasers in our senior notes offering in 2004. Affiliates of Credit Suisse Securities (USA) LLC and RBC Capital Markets Corporation acted as underwriters in our intial public offering of our Class A common stock as a separately traded security in 2007. An affiliate of Credit Suisse Securities (USA) LLC is an agent and lender under our credit facility. Affiliates of Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets Corporation are also lenders under our credit facility. We intend to use the net proceeds of this offering for general corporate purposes, which may include, among other things, the future repayment or retirement of a portion of our long-term debt, including, without limitation, our senior notes or our senior subordinated notes. Certain of the underwriters or their affiliates may be holders of such long-term debt and may receive a portion of the proceeds of this offering in connection with such future debt repayment.

Stamp Taxes

        If you purchase shares of Class A common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

European Selling Restrictions

  European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of Class A common stock described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our Class A common stock that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of Class A common stock described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For purposes of this provision, the expression an "offer to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        The sellers of our Class A common stock have not authorized and do not authorize the making of any offer of Class A common stock through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of our Class A common stock as contemplated in this prospectus supplement. Accordingly, no purchaser of our Class A common stock, other than underwriters, is authorized to make any further offer of our Class A common stock on behalf of the sellers or the underwriters.

  United Kingdom

        This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (Qualified Investors) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as relevant persons). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

NOTICE TO PROSPECTIVE INVESTORS IN SWITZERLAND

        This prospectus supplement as well as any other material relating to the shares of Class A common stock that are the subject of the offering contemplated by this prospectus supplement do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The shares of Class A common stock will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the shares of Class A common stock, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

        The shares of Class A common stock are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares of Class A common stock with the intention to distribute them to the public. The investors will be individually approached by the Issuer from time to time.

        This document as well as any other material relating to the shares of Class A common stock is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of B&G Foods. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

NOTICE TO PROSPECTIVE INVESTORS IN THE DUBAI INTERNATIONAL FINANCIAL CENTRE

        This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares of Class A common stock that are the subject of the offering contemplated by this prospectus supplement may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of Class A common stock offered should conduct their own due diligence on the shares of Class A common stock. If you do not understand the contents of this document you should consult an authorised financial adviser.

 LEGAL MATTERS

        The validity of the issuance of our Class A common stock offered hereby will be passed upon for us by Dechert LLP, New York, New York. Latham & Watkins LLP, New York, New York is acting as counsel for the underwriters.

EXPERTS

        The consolidated financial statements and schedule of B&G Foods, Inc. and subsidiaries as of January 3, 2009 and December 29, 2007, and for each of the years ended January 3, 2009, December 29, 2007 and December 30, 2006, and management's assessment of the effectiveness of internal control over financial reporting as of January 3, 2009 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

        KPMG's report on the consolidated financial statements, refers to our adoption of the provisions of the Securities and Exchange Commission's Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements," effective January 1, 2006 and Statement of Financial Accounting Standards No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106 and 132R," effective December 30, 2006.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the SEC.

        We have filed with the SEC, Washington, D.C. 20549, a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.

        You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site's Internet address is www.sec.gov. B&G Foods' SEC filings are also available to the public, free of charge, from our website at www.bgfoods.com. We will furnish without charge to each person to whom a copy of this prospectus supplement is delivered, upon written or oral request, a copy of any and all of these filings (except exhibits, unless they are specifically incorporated by reference into this prospectus supplement). Please direct any requests for copies to:

B&G Foods, Inc.
Four Gatehall Drive, Suite 110
Parsippany, NJ 07054
Attention: Corporate Secretary
Telephone: 973.401.6500
Fax: 973.630.6550

 INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference in this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement. We incorporate by reference in this prospectus supplement the information contained in the following documents (other than any portions of the respective filings that were furnished under applicable SEC rules rather than filed):

  •
  our annual report on Form 10-K for the year ended January 3, 2009 filed on March 5, 2009;

  •
  our quarterly reports on Form 10-Q for the quarter ended April 4, 2009 filed on April 28, 2009 and for the quarter ended July 4, 2009 filed on July 28, 2009;

  •
  our current reports on Form 8-K filed on January 6, 2009, March 5, 2009, April 28, 2009, May 6, 2009, June 10, 2009, July 21, 2009, July 28, 2009 and August 10, 2009;

  •
  our definitive proxy statement on Schedule 14A filed on March 23, 2009;

  •
  the description of our Class A Common Stock contained in our registration statement on Form 8-A (Registration No. 001-32316) filed on May 16, 2007, including any amendment or report filed for the purpose of updating such description; and

  •
  the description of our Enhanced Income Securities, and the shares of Class A Common Stock and Senior Subordinated Notes due 2016 represented thereby and the related subsidiary guarantees of the Senior Subordinated Notes due 2016 contained in Amendment No. 1 to our registration statement on Form 8-A (Registration No. 001-32316) filed on June 15, 2007, including any amendment or report filed for the purpose of updating such description.

        We are also incorporating by reference all other reports that we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that will be furnished under applicable SEC rules rather than filed) until all the shares of securities that may be offered under this prospectus supplement are sold. The information that we file with the SEC after the date of this prospectus supplement and prior to the completion of the offering of the securities under this prospectus supplement will update and supersede the information contained in this prospectus supplement and incorporated filings. You will be deemed to have notice of all information incorporated by reference in this prospectus supplement as if that information was included in this prospectus supplement.

        You may obtain copies of these documents from us, free of cost, by contacting us at the address or telephone number provided in "Where You Can Find More Information" immediately above.

PROSPECTUS

$600,000,000
Enhanced Income Securities (EISs)
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We may offer and sell, from time to time in one or more offerings, any combination of enhanced income securities (EISs), common stock, preferred stock, debt securities, warrants or units having an aggregate initial offering price not exceeding $600,000,000. This prospectus also covers subsidiary guarantees, if any, of our payment obligations under any debt securities, which may be given by our subsidiaries, on terms to be determined at the time of the offering.

        We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. Before you invest, we urge you to read carefully this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus.

        We will sell these securities directly, or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

        This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement.

        Shares of our separately traded Class A common stock are traded on the New York Stock Exchange under the symbol "BGS." Our EISs are traded on the New York Stock Exchange under the symbol "BGF." Each prospectus supplement will indicate if the securities offered thereby will be listed on the New York Stock Exchange or any other securities exchange.

        The mailing address of our principal executive offices is Four Gatehall Drive, Suite 110, Parsippany, NJ 07054, and our telephone number is 973.401.6500.

        Investing in our securities involves a high degree of risk which is described in the "Risk Factors" section beginning on page 1 of this prospectus. We urge you to carefully read the "Risk Factors" section before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 2, 2009

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a "shelf" registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $600,000,000. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption "Where You Can Find More Information."

        This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

        We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading "Plan of Distribution."

        The terms "B&G Foods," "our," "we" and "us," as used in this prospectus, refer to B&G Foods, Inc. and its wholly-owned subsidiaries, except where it is clear that the term refers only to the parent company.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, and each prospectus supplement relating to a particular offering of securities, contain forward-looking statements. The words "believes," "anticipates," "plans," "expects," "intends," "estimates," "projects" and similar expressions are intended to identify forward-looking statements. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by any forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following:

  •
  our substantial leverage;

  •
  the effects of rising costs for our raw materials, packaging and ingredients;

  •
  crude oil prices and their impact on distribution, packaging and energy costs;

  •
  our ability to successfully implement sales price increases and cost saving measures to offset any cost increases;

  •
  intense competition, changes in consumer preferences, demand for our products and local economic and market conditions;

  •
  our continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels, and to improve productivity;

  •
  the risks associated with the expansion of our business, including our possible inability to integrate any businesses we acquire;

  •
  our ability to access the credit markets and our borrowing costs and credit ratings, which may be influenced by the credit markets generally and the credit ratings of our competitors;

  •
  the effects of currency movements of the Canadian dollar as compared to the U.S. dollar;

  •
  other factors that affect the food industry generally, including:

  —
  recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products;

  —
  competitor's pricing practices and promotional spending levels;

  —
  the risks associated with third-party suppliers and co-packers, including the risk that any failure by one or more of our third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt our supply of raw materials or certain finished goods products; and

  —
  fluctuations in the level of our customers' inventories and credit and other business risks related to our customers operating in a challenging economic and competitive environment; and

  •
  other factors discussed under "Risk Factors" or elsewhere in this prospectus.

        Developments in any of these areas, which are more fully described elsewhere in this prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus, and each applicable prospectus supplement, could cause our results to differ materially from results that have been or may be projected by or on our behalf.

        All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

        We caution that the foregoing list of important factors is not exclusive. We urge you not to unduly rely on forward-looking statements contained or incorporated or deemed incorporated by reference in this prospectus or any applicable prospectus supplement.

ii

THE COMPANY

        We manufacture, sell and distribute a diverse portfolio of branded, high quality, shelf-stable food products, many of which have leading regional or national market shares. In general, we position our branded products to appeal to the consumer desiring a high quality and reasonably priced branded product. We complement our branded product retail sales with institutional and food service sales and limited private label sales.

        Our goal is to continue to increase sales, profitability and cash flows by enhancing our existing portfolio of branded, shelf-stable products and by capitalizing on our competitive strengths. We intend to implement our growth strategy through the following initiatives: expanding our brand portfolio with acquisitions of complementary branded businesses, continuing to develop innovative new products and delivering them to market quickly, leveraging our multiple channel sales and distribution system and continuing to focus on higher growth customers and distribution channels. Since 1996, we have successfully acquired and integrated 18 separate brands into our operations.

        Our products include hot cereals, fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles, peppers and other specialty food products. We compete in the retail grocery, food service, specialty, private label, club and mass merchandiser channels of distribution. Our products are marketed under many recognized brands, including Ac'cent, B&G, B&M, Brer Rabbit, Cream of Rice, Cream of Wheat, Emeril's, Grandma's Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, Sa-són, Trappey's, Underwood, Vermont Maid and Wright's.

        B&G Foods, including our subsidiaries and predecessors, has been in business for over 115 years. We were incorporated in Delaware on November 25, 1996 under the name B Companies Holdings Corp. On August 11, 1997, we changed our name to B&G Foods Holdings Corp. On October 14, 2004, simultaneously with the completion of our initial public offering of EISs, B&G Foods, Inc., our wholly owned subsidiary, was merged with and into us and we were renamed B&G Foods, Inc. Our executive offices are located at Four Gatehall Drive, Suite 110, Parsippany, NJ, 07054, and our telephone number is 973.401.6500. We maintain a site on the world wide web at http://www.bgfoods.com. The information on our web site is not a part of this prospectus or incorporated by reference herein.

USE OF PROCEEDS

        Except as otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing or refinancing our outstanding indebtedness, increasing our working capital or financing acquisitions and capital expenditures. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

RISK FACTORS

        Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER

        We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $600,000,000 aggregate initial offering price of:

  •
  our enhanced income securities (EISs);

  •
  shares of our common stock;

  •
  shares of our preferred stock;

  •
  debt securities, in one or more series, and which may be guaranteed by certain of our subsidiaries;

  •
  warrants to purchase our debt or equity securities; or

  •
  any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale.

        We may issue debt securities that are exchangeable for or convertible into shares of our common stock or our preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of our common stock or another series of our preferred stock.

        When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities, as well as complete descriptions of the security or securities to be offered pursuant to the prospectus supplement. The summary descriptions of securities included in this prospectus are not meant to be complete descriptions of each security.

DESCRIPTION OF CAPITAL STOCK

General

        The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as amended from time to time, any certificates of designation for our preferred stock, and our bylaws, as amended from time to time. The Delaware General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

        Our authorized capital stock consists of:

  •
  125,000,000 shares of common stock, par value $0.01 per share, divided into two classes consisting of:

  —
  100,000,000 shares of Class A common stock, and

  —
  25,000,000 shares of Class B common stock; and

  •
  1,000,000 shares of preferred stock, par value $0.01 per share.

        As of June 30, 2009, there are 35,883,292 shares of our Class A common stock outstanding, of which 17,676,234 shares are held separately and 18,207,058 shares are held as part of EISs. There are no shares of Class B common stock or preferred stock outstanding.

Common Stock

        Classes.    In connection with our initial public offering of EISs in October 2004, we divided our common stock into two classes, designated as Class A common stock and Class B common stock. All common stock issued before the EIS offering was reclassified and converted into Class B common stock, and all common stock issued in connection with the EIS offering and thereafter was issued as Class A common stock. In connection with our initial public offering of separately traded Class A common stock in May 2007, all remaining shares of Class B common stock were repurchased for cash or exchanged for shares of Class A common stock.

        Following the retirement of the Class B common stock, there is no longer any reason to refer to our common stock by class. All common shares now outstanding are Class A Common Stock. It is currently contemplated that at our next annual meeting of stockholders our board of directors will propose an amendment to our certificate of incorporation to refer to our Class A common stock simply as "common stock" and to delete all references to the Class B common stock.

        Therefore, in order to avoid any potential confusion that could exist from having a description of more than one class of common stock when in fact only one class exists and is currently contemplated to exist, the following description of our common stock refers to our Class A common stock only.

        Voting.    The holders of our common stock are entitled to one vote per share with respect to each matter on which the holders of our common stock are entitled to vote.

        No Cumulative Voting Rights.    The holders of our common stock are not entitled to cumulate their votes in the election of our directors.

        Rights to Dividends and on Liquidation, Dissolution or Winding Up.    The holders of our common stock are entitled to receive dividends as they may be lawfully declared from time to time by our board of directors, subject to any preferential rights of holders of any outstanding shares of preferred stock. In the event of any liquidation, dissolution or winding up of our company, common stockholders are entitled to share ratably in our assets available for distribution to the stockholders, subject to the prior rights of holders of any outstanding preferred stock.

        Our dividend policy reflects a basic judgment that our stockholders would be better served if we distributed a substantial portion of our cash available to pay dividends to them instead of retaining it in our business. Under this policy, a substantial portion of the cash generated by our company in excess of operating needs, interest and principal payments on indebtedness, capital expenditures sufficient to maintain our properties and other assets is in general distributed as regular quarterly cash dividends (up to the intended dividend rate as determined by our board of directors) to the holders of our common stock and not retained by us.

        From the date of our initial public offering of EISs in October 2004 through the dividend payment we made on October 30, 2008, the dividend rate for our Class A common stock was $0.212 per share per quarter. Beginning with the dividend payment made on January 30, 2009, the current intended dividend rate for our Class A common stock is $0.17 per share per quarter. We intend to continue paying dividends at the rate of $0.17 per share per quarter on each January 30, April 30, July 30 and October 30, to holders of record as of each December 31, March 31, June 30 and September 30, respectively.

        However, notwithstanding the dividend policy, the amount of dividends, if any, for each dividend payment date will be determined by our board of directors on a quarterly basis after taking into account various factors, including our results of operations, cash requirements, financial condition, the dividend restrictions set forth in our debt agreements, provisions of applicable law and other factors that our board of directors may deem relevant. Our dividend policy is based upon our current assessment of our business and the environment in which we operate, and that assessment could change based on competitive or other developments (which could, for example, increase our need for capital expenditures or working capital), new acquisition opportunities or other factors. Our board of directors is free to depart from or change our dividend policy at any time and could do so, for example, if it was to determine that we have insufficient cash to take advantage of growth opportunities.

        We cannot assure you that we will continue to pay dividends at the historical level set forth above or at all. Dividend payments are not mandatory or guaranteed and holders of our common stock do not have any legal right to receive, or require us to pay, dividends. Our board of directors may, in its sole discretion, amend or repeal this dividend policy at any time. Furthermore, our board of directors may decrease the level of dividends below the intended dividend rate set forth above or discontinue entirely the payment of dividends.

        Preemptive and Other Subscription Rights.    Common stockholders do not have preemptive, subscription or redemption rights and are not subject to further calls or assessments.

        Additional Issuance of Our Authorized Common Stock.    Additional shares of our authorized common stock may be issued, as determined by the board of directors of our company from time to time, without approval of holders of our common stock, except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

        Combination to Form EISs.    Any holder of shares of Class A common stock and senior subordinated notes may, at any time, through his or her broker or other financial institution, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form EISs. Similarly, holders of EISs may at any time through their broker or other financial institution, separate their EISs into the shares of Class A common stock and senior subordinated notes represented by their EISs. See "Description of Enhanced Income Securities (EISs)—Voluntary Separation and Recombination."

Preferred Stock

        Our certificate of incorporation provides that we may issue up to 1,000,000 shares of our preferred stock in one or more series as may be determined by our board of directors.

        Our board of directors has broad discretionary authority with respect to the rights of issued series of our preferred stock and may take several actions without any vote or action of the holders of our common stock, including:

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  determining the number of shares to be included in each series;

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  fixing the designation, powers, preferences and relative rights of the shares of each series and any qualifications, limitations or restrictions with respect to each series, including provisions related to dividends, conversion, voting, redemption and liquidation, which may be superior to those of our common stock; and

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  increasing or decreasing the number of shares of any series.

        The board of directors may authorize, without approval of holders of our common stock, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of our common stock. For example, our preferred stock may rank prior to our common stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into shares of our common stock. The number of authorized shares of our preferred stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of at least a majority of our common stock, without a vote of the holders of any other class or series of our preferred stock unless required by the terms of such class or series of preferred stock.

        Our preferred stock could be issued quickly with terms designed to delay or prevent a change in the control of our company or to make the removal of our management more difficult. This could have the effect of discouraging third party bids for our common stock or may otherwise adversely affect the market price of our common stock.

        We believe that the ability of our board of directors to issue one or more series of our preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of our preferred stock, as well as shares of our common stock, will be available for issuance without action by our common stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

        Although our board of directors has no intention at the present time of doing so, it could issue a series of our preferred stock that could, depending on the terms of such series, be used to implement a stockholder rights plan or otherwise impede the completion of a merger, tender offer or other takeover attempt of our company. Our board of directors could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price.

Composition of Board of Directors; Election and Removal of Directors

        In accordance with our bylaws, the number of directors comprising our board of directors will be as determined from time to time by our board of directors. We currently have seven directors. Each director is to hold office until his or her successor is duly elected and qualified. Directors are elected for a term that will expire at the annual meeting of stockholders immediately succeeding their election.

        Directors may be removed from office with or without cause by the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class. Subject to the rights of the holders of any series of preferred stock, our certificate of incorporation provides that in the case of any vacancies among the directors such vacancy will be filled with a candidate approved by the vote of a majority of the remaining directors, even if less than a quorum (and not by stockholders).

        The filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

        At any meeting of our board of directors, a majority of the total number of directors then in office will constitute a quorum for all purposes.

Stockholder Action

        Stockholders may act by written consent, without a meeting and without notice or a vote. This provision enables stockholders to act on matters subject to a stockholder vote without waiting until the next annual or special meeting of stockholders.

Special Meetings of Stockholders

        Our certificate of incorporation provides that special meetings of the stockholders may be called by the chairman of the board of directors or by a majority of the board of directors or the holders of at least 20% of our outstanding voting stock.

Section 203 of the Delaware General Corporation Law

        Our company is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in some cases, within three years prior, did own) 15% or more of the corporation's voting stock. Under Section 203, a business combination between the corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

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  the board of directors must have previously approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding, for purposes of determining the number of our shares outstanding, shares owned by (a) persons who are directors and also officers and (b) employee stock plans, in some instances); or

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  the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

Other Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws contain several provisions, in addition to those pertaining to the issuance of additional shares of our authorized common stock and preferred stock without the approval of the holders of our common stock that could delay or make more difficult the acquisition of our company through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock. Such provisions, which are described below, include advance notice procedures regarding any proposal of stockholder business to be discussed at a stockholders meeting.

        Advance Notice Procedure for Director Nominations and Stockholder Proposals.    Our bylaws provide that, subject to the rights of holders of any outstanding shares of our preferred stock, a stockholder may nominate one or more persons for election as directors at a meeting only if written notice of the stockholder's nomination has been given, either by personal delivery or certified mail, to our corporate secretary not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with our last annual meeting of stockholders. Each notice must contain:

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  the name, age, business address and, if known, residential address of each nominee;

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  the principal occupation or employment of each nominee;

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  the class, series and number of our shares beneficially owned by each nominee;

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  any other information relating to each nominee required by the SEC's proxy rules; and

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  the written consent of each nominee to be named in our proxy statement and to serve as director if elected.

        Our corporate secretary will deliver all notices to the nominating committee of our board of directors for review. After review, the nominating committee will make its recommendation regarding nominees to our board of directors. Defective nominations will be disregarded.

        For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice of the proposed business in writing to our corporate secretary. To be timely, a stockholder's notice must be given, either by personal delivery or by certified mail, to our corporate secretary not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with our last annual meeting of stockholders. Each notice must contain:

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  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at the annual meeting;

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  the name and address of the stockholder proposing the business as they appear on our stock transfer books;

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  a representation that the stockholder is a stockholder of record and intends to appear in person or by proxy at the annual meeting to bring the business proposed in the notice before the meeting;

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  the class, series and number of our shares beneficially owned by the stockholder; and

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  any material interest of the stockholder in the business.

        Business brought before an annual meeting without complying with these provisions will not be transacted.

        Although our bylaws do not give the board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Amendment of Our Certificate of Incorporation

        The affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class, is required to amend, alter, change or repeal the provisions of our certificate of incorporation.

Amendment of Our Bylaws

        Our certificate of incorporation provides that our bylaws can be amended only by either our board of directors or the affirmative vote of the holders of at least a majority of the voting power of all then-outstanding shares of our capital stock that are entitled to vote generally in the election of our directors, voting together as a single class.

Limitation of Liability and Indemnification

        Our certificate of incorporation provides that, to the full extent from time to time permitted by law, no director shall be personally liable for monetary damages for breach of any duty as a director. As required under current Delaware law, our certificate of incorporation currently provides that this waiver may not apply to liability:

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  for any breach of the director's duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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  under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders); or

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  for any transaction from which the director derived any improper personal benefit.

        However, in the event the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment or repeal of this provision of our certificate of incorporation, nor the adoption of any provision of our certificate of incorporation which is inconsistent with this provision, shall eliminate or reduce the protection afforded by this provision with respect to any matter which occurred, or any suit or claim which, but for this provision would have accrued or arisen, prior to such amendment, repeal or adoption.

        Our bylaws also provide that we shall, to the fullest extent from time to time permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding, arising out of their status as an officer or director or their activities in these capacities. Our bylaws also require us to indemnify any person who, at our request, is or was serving as a director, officer or trustee of another corporation, joint venture, employee benefit plan trust or other enterprise.

        The right to be indemnified includes the right of an officer or a director to be paid expenses in advance of the final disposition of any proceeding, if we receive an undertaking to repay such amount if it shall be determined that he or she is not entitled to be indemnified.

        Our board of directors may take such action as it deems necessary to carry out these indemnification provisions, including adopting procedures for determining and enforcing indemnification rights and purchasing insurance policies. Our board of directors may also adopt bylaws, resolutions or contracts implementing indemnification arrangements as may be permitted by law. Neither the amendment or repeal of these indemnification provisions, nor the adoption of any provision of our certificate of incorporation inconsistent with these indemnification provisions, shall eliminate or reduce any rights to indemnification relating to their status or any activities prior to such amendment, repeal or adoption.

        We believe these provisions will assist in attracting and retaining qualified individuals to serve as directors.

Listing

        Our shares of Class A common stock are listed as a separately traded security on the New York Stock Exchange under the trading symbol "BGS."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

DESCRIPTION OF ENHANCED INCOME SECURITIES (EISs)

General

        As of June 30, 2009, 18,207,058 of our EISs are outstanding. Each EIS represents:

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  one share of our Class A common stock; and

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  $7.15 principal amount of our 12.0% senior subordinated notes.

        The ratio of Class A common stock to principal amount of senior subordinated notes represented by an EIS is subject to change in the event of a stock split, recombination or reclassification of our Class A common stock. Immediately following the occurrence of any such event, we will file with the SEC a Current Report on Form 8-K or any other applicable form, disclosing the changes in the ratio of Class A common stock to principal amount of senior subordinated notes as a result of such event.

        Holders of EISs are the beneficial owners of our Class A common stock and senior subordinated notes represented by such EISs and have exactly the same rights, privileges and preferences, including voting rights, rights to receive distributions, rights and preferences in the event of a default under our senior subordinated notes indenture, ranking upon bankruptcy and rights to receive communications and notices as a direct holder of the Class A common stock and senior subordinated notes, as applicable.

        The EISs and the Class A common stock and senior subordinated notes represented by the EISs are currently available in book-entry form only. As discussed below under "—Book-Entry Clearance and Settlement," Cede & Co., a nominee of the book-entry clearing system will be the sole registered holder of the EISs. That means investors in our EISs are not registered holders of EISs or the Class A common stock and senior subordinated notes represented by EISs and are not entitled to receive a certificate evidencing the EISs or the Class A common stock and senior subordinated notes represented by EISs. EIS investors must rely on the procedures used by their brokers or other financial institutions that maintain the EIS holders' book-entry position to receive the benefits and exercise the rights of a holder of EISs that are described below. We urge EIS investors to consult with their brokers or financial institutions to find out what those procedures are.

Voluntary Separation and Recombination

        Holders of EISs may at any time through their broker or other financial institution, separate their EISs into the shares of Class A common stock and senior subordinated notes represented by the EISs. Similarly, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through their broker or other financial institution, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form EISs. See "—Book-Entry Clearance and Settlement" below for more information on the method by which delivery and surrender of EISs and delivery of shares of Class A common stock and our senior subordinated notes will be effected.

Automatic Separation

        Upon the occurrence of any of the following, the EISs will be automatically separated into the shares of Class A common stock and senior subordinated notes represented thereby:

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  exercise by us of our right to redeem all or a portion of the senior subordinated notes, which may be represented by EISs at the time of such redemption;

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  the date on which principal on the senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof; or

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  if The Depository Trust Company (DTC) no longer makes securities eligible for deposit or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depository.

Book-Entry Clearance and Settlement

        DTC acts as securities depository for the EISs and the Class A common stock and the senior subordinated notes represented by the EISs. The transfer agent for the Class A common stock and the senior subordinated notes represented by the EISs (together with the Class A common stock, the "components") acts as custodian for the components on behalf of the owners of the EISs. The components and the EISs are issued in fully-registered form and are represented by one or more global notes and global stock certificates. The EISs are registered in the name of DTC's nominee, Cede & Co., and, to the extent the components are conjoined as EISs, the components are registered in the name of the transfer agent as custodian for the owners of the EISs.

        Book-entry procedures.    Purchasers of EISs must do so through the DTC system or through direct and indirect participants. The participant that EIS investors purchase through will receive a credit for the applicable security on DTC's records. The ownership interest of each actual purchaser of the applicable security, who we refer to as a "beneficial owner," is to be recorded on the participant's records.

        All interests in the securities are subject to the operations and procedures of DTC. The operations and procedures of DTC's settlement system may change at any time.

        DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York State Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including underwriters, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies. These indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

        To facilitate subsequent transfers, all EISs deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. Prior to separation, the components are registered in the name of the transfer agent as custodian for the owners of the EISs. The deposit of EISs with DTC and their registration in the name of Cede & Co. or the custodian effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC's records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants and the transfer agent, as custodian, remain responsible for keeping account of their holdings on behalf of their customers.

        Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants or the custodian acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the applicable security except in the event that use of the book-entry system for the securities is discontinued.

        EISs and Component Senior Subordinated Notes May Not be Held in Registered Form.    Following the separation, if any, of a holder's EISs into the component Class A common stock and senior subordinated notes, the Class A common stock and the senior subordinated notes may be held in book-entry form or, if requested by such holder, the Class A common stock may be held in registered form. EISs and, subject to certain exceptions that may be described in the applicable prospectus supplement, the senior subordinated notes may only be held in book-entry form and may not be held in registered form.

        Separation and Recombination.    Holders of EISs may at any time through their broker or other financial institution, separate their EISs into the shares of Class A common stock and senior subordinated notes represented thereby. Similarly, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through their broker, custodian or other financial institution, combine the applicable number of shares of Class A common stock and principal amount of senior subordinated notes to form EISs. Any such separation or recombination will be effective as of the close of business on the trading day that DTC receives such instructions from a participant or custodian, provided that such instructions are received by 3:00 p.m., Eastern Time, on that trading day. Any instructions received after 3:00 p.m., Eastern Time, will be effective the next business day, if permitted by the custodian or participant delivering the instructions.

        In addition, the EISs will be automatically separated into the shares of Class A common stock and senior subordinated notes represented thereby upon the occurrence of the following:

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  exercise by us of our right to redeem all or a portion of our senior subordinated notes, which may be represented by EISs at the time of such redemption;

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  the date on which principal on our senior subordinated notes becomes due and payable, whether at the stated maturity date or upon acceleration thereof; or

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  if DTC no longer makes securities eligible for deposit or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and we are unable to find a successor depository.

        Any voluntary separation of EISs, and any subsequent voluntary recombination of EISs from senior subordinated notes and Class A common stock, are to be accomplished by entries made by the DTC participants acting on behalf of beneficial owners. Voluntary separation or recombination of EISs will be accomplished via the use of DTC's Deposit/Withdrawal at Custodian, or DWAC, transaction. Participants or custodians seeking to separate or recombine EISs will be required to enter a DWAC transaction in the EISs and in each of its underlying components.

        Separation will require submission of a Withdrawal-DWAC in the EIS in conjunction with a Deposit-DWAC in each of the underlying components. Upon receipt of DWAC instructions in good order, the transfer agent for the EISs and its components will cause the EISs to be debited from Cede & Co.'s account in the EIS and credited to a separation/recombination reserve account in the EIS, and will cause an appropriate number of the components to be debited from the custodian's account in the components and credited to Cede & Co.'s account.

        Recombination of EISs from underlying components will require submission of a Deposit-DWAC in the EIS in conjunction with a Withdrawal-DWAC in each of the underlying components. Upon receipt of DWAC instructions in good order, the transfer agent for the EIS and its components will cause an appropriate number of components to be debited from Cede & Co.'s account in the components and credited to the account of the custodian, and will cause an appropriate number of EISs to be debited from the separation/recombination reserve account and credited to Cede & Co.'s account in the EIS.

        There may be certain transactional fees imposed upon you by brokers or other financial intermediaries in connection with separation or recombination of EISs and you are urged to consult your broker regarding any such transactional fees.

        We have been informed by the transfer agent that in connection with separation and/or recombination of EIS the transaction fee per separation or recombination is $150, subject to change. We have been informed by DTC that the current fee DTC charges per transaction per participant account for any separation is $7.00 and for any recombination is $8.00, in each case subject to change.

        Conveyance of notices and other communications, including notices relating to separation and combination of EISs, by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. will consent or vote with respect to the EISs or the underlying components and the custodian will not consent or vote with respect to the Class A common stock or the senior subordinated notes. The consent or voting rights will be exercised by DTC's direct participants as follows: under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date; the omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Such participants will consent or vote with respect to the EISs or the underlying components, as the case may be, based on instructions received from the beneficial owners who hold their securities through them.

        We and the trustee make any payments on the senior subordinated notes to DTC and we make all payments on the Class A common stock to the transfer agent for the benefit of the record holders. The transfer agent delivers these payments to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.

        We or the trustee are responsible for the payment of all amounts to DTC and the transfer agent. The transfer agent is responsible for the disbursement of those payments to DTC. DTC is responsible for the disbursement of those payments to its participants, and the participants are responsible for disbursements of those payments to beneficial owners. We remain responsible for any actions DTC and participants take in accordance with instructions we provide.

        DTC may discontinue providing its service as securities depository with respect to the EISs, the shares of our Class A common stock or our senior subordinated notes at any time by giving reasonable notice to us or the trustee. If DTC discontinues providing its service as securities depository with respect to the EISs and we are unable to obtain a successor securities depository, you will automatically take a position in the component securities. If the transfer agent discontinues providing its service as the custodian with respect to the shares of our Class A common stock or our senior subordinated notes and we are unable to obtain a successor custodian, we will print and deliver to you certificates for those securities and you will automatically take a position in the other component securities.

        Also, in case we decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) we will print and deliver to you certificates for the various certificates of Class A common stock and senior subordinated notes you may own.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, including DTC.

        Except for actions taken by DTC in accordance with our instructions, neither we nor any trustee nor any underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to:

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  the accuracy of the records of DTC, its nominee, or any participant, with respect to any ownership interest in the securities, or

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  any payments, or the providing of notice, to participants or beneficial owners.

        Procedures relating to subsequent issuances.    Our senior subordinated notes indenture and the agreements with DTC provide that, in the event there is a subsequent issuance of senior subordinated notes which are substantially identical to the senior subordinated notes initially represented by the EISs but with a different CUSIP number (or any issuance of senior subordinated notes thereafter), each holder of senior subordinated notes or EISs (as the case may be) agrees that a portion of such holder's senior subordinated notes (whether held directly in book-entry form, or held as part of EISs) will be automatically exchanged for a portion of the senior subordinated notes acquired by the holders of such subsequently issued senior subordinated notes. Consequently, following each such subsequent issuance and exchange, each holder of senior subordinated notes or EISs (as the case may be) will own senior subordinated notes of each separate issuance in the same proportion as each other holder. Immediately following any exchange resulting from a subsequent offering, a new CUSIP number will be assigned to represent an inseparable unit consisting of the subordinated notes outstanding prior to the subsequent issuance and our senior subordinated notes issued in the subsequent issuance. Accordingly, our senior subordinated notes issued in the original offering cannot be separated from our senior subordinated notes issued in any subsequent offering. In addition, immediately following any exchange resulting from a subsequent offering, the EISs will consist of the inseparable unit described above representing the proportionate principal amounts of each issuance of senior subordinated notes (but with the same aggregate principal amount as the note (or inseparable unit) represented by the EISs immediately prior to such subsequent issuance and exchange) and the Class A common stock. All accounts of DTC participants or custodians with a position in the securities will be automatically revised to reflect the new CUSIP numbers. In the event of any voluntary or automatic separation of EISs following any such automatic exchange, holders will receive the then existing components which are the Class A common stock and the inseparable senior subordinated notes unit. The automatic exchange of senior subordinated notes described above should not impair the rights any holder would otherwise have to assert a claim under applicable securities laws against us with respect to the full amount of senior subordinated notes purchased by such holder. However, if such senior subordinated notes are issued at an original issue discount (OID), holders of such senior subordinated notes may not be able to recover the portion of their principal amount treated as unaccrued OID in the event of an acceleration of the subordinated notes or our bankruptcy prior to the maturity of the senior subordinated notes. Immediately following any subsequent issuance, we will file with the SEC a Current Report on Form 8-K or any other applicable form disclosing the changes, if any, to the OID attributable to your senior subordinated notes as a result of such subsequent issuance.

Listing

        Our EISs are currently listed for trading on the New York Stock Exchange under the trading symbol "BGF". Separation of EISs may result in the delisting of the EISs from the New York Stock Exchange by reducing the amount of EISs outstanding to below the minimum required amount for listing on the exchange.

EIS Transfer Agent

        The BNY Mellon Shareowner Services is the transfer agent for our EISs.

DESCRIPTION OF DEBT SECURITIES

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and one or more trustee named in the applicable prospectus supplement. Senior debt securities will be issued under our existing senior indenture or a new indenture. Subordinated debt securities will be issued under our existing senior subordinated indenture or a new indenture. Together, the existing senior indenture, the subordinated indenture and the new indenture are sometimes referred to in this prospectus as the indentures.

        This section describes certain general terms and provisions that we expect would be applicable to our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

        Our existing senior indenture and senior subordinated indenture and the form of new indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

        Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of B&G Foods. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

        Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

        Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

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  the title of debt securities and whether they are subordinated debt securities or senior debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the ability to issue additional debt securities of the same series;

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  the price or prices at which we will sell the debt securities;

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  whether the debt securities of the series will be guaranteed and the terms of any such guarantee;

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  the maturity date or dates of the debt securities;

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  the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

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  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

  •
  whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

  •
  the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

  •
  the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

  •
  if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

  •
  our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

  •
  the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

  •
  the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

  •
  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

  •
  any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

  •
  any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

  •
  the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

  •
  whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

  •
  the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

  •
  whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

  •
  any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

  •
  the depository for global or certificated debt securities;

  •
  any special tax implications of the debt securities;

  •
  any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

Guarantees

        Debt securities may be guaranteed by certain of our domestic subsidiaries if so provided in the applicable prospectus supplement. The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Subordination

        The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

        Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, "senior indebtedness" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

  •
  the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  •
  all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

  •
  all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

  •
  all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

  •
  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

  •
  all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

        However, senior indebtedness does not include:

  •
  any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

  •
  any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

  •
  any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

  •
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

  •
  any obligations with respect to any capital stock;

  •
  any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer's certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

  •
  any of our indebtedness in respect of the subordinated debt securities.

        Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

        Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

        If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

  •
  any dissolution or winding-up or liquidation or reorganization of B&G Foods, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

  •
  any general assignment by us for the benefit of creditors; or

  •
  any other marshaling of our assets or liabilities.

        In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

        The subordinated indenture does not limit the issuance of additional senior indebtedness.

        Unless otherwise indicated in an applicable prospectus, if any series of subordinated debt securities is guaranteed by certain of our subsidiaries, then the guarantee will be subordinated to the senior indebtedness of such guarantor to the same extent as the subordinated debt securities are subordinated to the senior indebtedness.

Consolidation, Merger, Sale of Assets and Other Transactions

        Unless an accompanying prospectus supplement states otherwise, we may not (1) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and (2) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

  •
  we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the indentures;

  •
  immediately after giving effect to such transaction, no default or event of default has occurred and is continuing;

  •
  we or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made (if other than us) would, on the date of such transaction after giving pro forma effect to the transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either:

    —
    be permitted to incur at least $1.00 of additional indebtedness pursuant to the fixed charge coverage ratio test set forth in the indenture; or

    —
    have a fixed charge coverage ratio that is equal to or greater than our fixed charge coverage ratio immediately prior to the consolidation, merger, sale, assignment, transfer, conveyance or other disposition; and

  •
  we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

        Unless an accompanying prospectus supplement states otherwise, the following shall constitute "events of default" under the indentures with respect to each series of debt securities:

  •
  we default for 30 consecutive days in the payment when due of interest on the debt securities;

  •
  we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

  •
  our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

  •
  except as permitted by the indenture, if debt securities are guaranteed, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny, or disaffirm its obligations under its guarantee;

  •
  certain events of bankruptcy, insolvency or reorganization of B&G Foods; or

  •
  any other event of default provided with respect to securities of that series.

        Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under any of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

        Any past default under an indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

        The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

        The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under any indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

        No holder of a debt security of any series may institute any action against us under any of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

        We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

        We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

        We or, if applicable, any guarantor may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

        If indicated in the applicable prospectus supplement, we, or, if applicable, the guarantors, may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series and all obligations with respect to guarantees in the case of guarantors (except in all cases as otherwise provided in the relevant indenture) ("legal defeasance") or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer's certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer's certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

        We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

        Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

  •
  reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

  •
  waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

  •
  make any debt security payable in money other than that stated in the debt securities;

  •
  make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

  •
  waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

  •
  except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

  •
  release any applicable guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the indenture;

  •
  make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

  •
  make any change in the preceding amendment and waiver provisions.

        The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

  •
  we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

  •
  we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

  •
  there has occurred and is continuing a default or event of default with respect to the debt securities.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

        The indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Trustee

        The trustee under the indentures will be set forth in any applicable prospectus supplement.

Conversion or Exchange Rights

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

        We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

        We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

        We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased, if not United States dollars;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreement and warrants may be modified;

  •
  federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

        Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

        If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.

        The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock.

        Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1% in the exercise price. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

        Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Warrant Agreement

        The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

  •
  to cure any ambiguity;

  •
  to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

  •
  to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

        The applicable prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  whether the units will be issued in fully registered or global form.

        The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

PLAN OF DISTRIBUTION

        We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

  •
  the name or names of any underwriters and, if required, any dealers or agents;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        We may distribute the securities from time to time in one or more transactions at:

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  a fixed price or prices, which may be changed;

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  market prices prevailing at the time of sale;

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  varying prices determined at the time of sale related to such prevailing market prices; or

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  negotiated prices.

        Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

  •
  on or through the facilities of any national securities exchange or quotation service on which such securities may be listed or quoted at the time of sale; or

  •
  to or through a market maker otherwise than on such exchanges.

Such at-the-market offerings will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

        Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. If we use underwriters in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

        We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

        We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        In addition, we may sell some or all of the securities covered by this prospectus through:

  •
  purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

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  block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

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  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

We will include in the applicable prospectus supplement the names of any dealers and the terms of the transaction.

        In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

        We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

        Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities being offered by this prospectus will be passed upon for us by Scott E. Lerner, our Executive Vice President, General Counsel and Secretary. As of July 2, 2009, Mr. Lerner held 334 shares of Class A common stock, all of which are held in the form of EISs. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and schedule of B&G Foods, Inc. and subsidiaries as of January 3, 2009 and December 29, 2007, and for each of the years ended January 3, 2009, December 29, 2007 and December 30, 2006, and management's assessment of the effectiveness of internal control over financial reporting as of January 3, 2009 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

        KPMG's report on the consolidated financial statements, refers to our adoption of the provisions of the Securities and Exchange Commission's Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements," effective January 1, 2006 and Statement of Financial Accounting Standards No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans, an Amendment of FASB Statements No. 87, 88, 106 and 132R," effective December 30, 2006.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the Securities and Exchange Commission.

        We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.

        You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site's Internet address is www.sec.gov. B&G Foods' SEC filings are also available to the public, free of charge, from our website at www.bgfoods.com.

        We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any and all of these filings (except exhibits, unless they are specifically incorporated by reference into this prospectus). Please direct any requests for copies to:

B&G Foods, Inc.
Four Gatehall Drive, Suite 110
Parsippany, NJ 07054
Attention: Corporate Secretary
Telephone: 973.401.6500
Fax: 973.630.6550

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the information contained in the following documents (other than any portions of the respective filings that were furnished under applicable SEC rules rather than filed):

  •
  our annual report on Form 10-K for the year ended January 3, 2009 filed on March 5, 2009;

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  our quarterly report on Form 10-Q for the quarter ended April 4, 2009 filed on April 28, 2009;

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  our current reports on Form 8-K filed on January 6, 2009, March 5, 2009, April 28, 2009, May 6, 2009 and June 10, 2009;

  •
  our definitive proxy statement on Schedule 14A filed on March 23, 2009; and

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  the description of our Class A Common Stock contained in our registration statement on Form 8-A (Registration No. 001-32316) filed on May 16, 2007, including any amendment or report filed for the purpose of updating such description.

  •
  the description of our Enhanced Income Securities, and the shares of Class A Common Stock and Senior Subordinated Notes due 2016 represented thereby and the related subsidiary guarantees of the Senior Subordinated Notes due 2016 contained in Amendment No. 1 to our registration statement on Form 8-A (Registration No. 001-32316) filed on June 15, 2007, including any amendment or report filed for the purpose of updating such description.

        We are also incorporating by reference all other reports that we will file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that will be furnished under applicable SEC rules rather than filed) until all the shares of securities that may be offered under this prospectus are sold. The information that we file with the SEC after the date of this prospectus and prior to the completion of the offering of the securities under this prospectus will update and supercede the information contained in this prospectus and incorporated filings. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

        You may obtain copies of these documents from us, free of cost, by contacting us at the address or telephone number provided in "Where You Can Find More Information" immediately above.